                                                                   Exhibit 2.1



                                                                 EXECUTION COPY


                            ASSET PURCHASE AGREEMENT


                             Dated February 8, 2002


                                  By and Among


                            C.M. OFFRAY & SON, INC.
                           LION RIBBON COMPANY, INC.
                           CVO CORPORATION (DELAWARE)
                              C.M. OFFRAY LIMITED
                               C.M. OFFRAY EUROPE
                           OFFRAY RIBBON CANADA, INC.
                     C.M. OFFRAY & SON (HONG KONG) LIMITED

                                   as Sellers

                             CLAUDE V. OFFRAY, JR.
                              CLAUDE V. OFFRAY III
                                DENISE A. OFFRAY

                                as Stockholders


                           DAYLIGHT ACQUISITION CORP.


                                  as Purchaser


                                      and


                             BERWICK INDUSTRIES LLC


                                   as Parent




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                                TABLE OF CONTENTS



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ARTICLE 1         TERMS OF PURCHASE AND SALE.....................................................................1

         1.1      Sale and Purchase of Assets....................................................................1

         1.2      The Closing....................................................................................4

         1.3      Purchase Price and Payment.....................................................................4

         1.4      Assumption of Liabilities and Obligations......................................................5

         1.5      Adjustment to Purchase Price; Closing Audit....................................................8

         1.6      Allocation of Purchase Price..................................................................11

ARTICLE 2             REPRESENTATIONS AND WARRANTIES OF SELLERS AND MAJOR STOCKHOLDER...........................11

         2.1      Organization..................................................................................11

         2.2      Corporate Power and Authority; Effect of Agreement............................................11

         2.3      Capitalization................................................................................12

         2.4      Financial Statements and Reports..............................................................12

         2.5      Undisclosed Liabilities.......................................................................13

         2.6      Absence of Certain Changes or Events..........................................................13

         2.7      Accounts Receivable...........................................................................14

         2.8      Inventory.....................................................................................14

         2.9      Vehicles......................................................................................15

         2.10     Real Property.................................................................................15

         2.11     Real Property Leases..........................................................................15

         2.12     Title to Assets...............................................................................16

         2.13     Condition and Sufficiency of Tangible Purchased Assets........................................16

         2.14     Commitments...................................................................................17

         2.15     Litigation....................................................................................18

         2.16     Compliance with Laws..........................................................................18

         2.17     Governmental Licenses.........................................................................18

         2.18     Employee Benefit Plans........................................................................19

         2.19     Labor Matters.................................................................................21

         2.20     Consents......................................................................................22

         2.21     Taxes.........................................................................................22

         2.22     Intellectual Property.........................................................................24

         2.23     Environmental Matters.........................................................................24

         2.24     Insurance.....................................................................................26
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         2.25     Books of Account..............................................................................26

         2.26     Additional Information........................................................................26

         2.27     Accounts Payable..............................................................................27

         2.28     Product Warranties; Product Returns...........................................................27

         2.29     Relations with Customers and Suppliers........................................................27

         2.30     Transactions with Affiliates..................................................................27

         2.31     Consumer Safety Matters.......................................................................27

         2.32     Brokers.......................................................................................28

         2.33     Full Disclosure...............................................................................28

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................................28

         3.1      Organization..................................................................................28

         3.2      Corporate Power and Authority; Effect of Agreement............................................28

         3.3      Consents......................................................................................29

         3.4      Litigation....................................................................................29

ARTICLE 4         ADDITIONAL AGREEMENTS.........................................................................29

         4.1      Employees.....................................................................................29

         4.2      Third Party Consents..........................................................................33

         4.3      Further Assurances............................................................................33

         4.4      Post-Closing Access to Information............................................................33

         4.5      Non-Competition by the Sellers and the Stockholders; Right of First Refusal...................33

         4.6      No Solicitation by the Sellers and the Stockholders...........................................34

         4.7      Equitable Relief..............................................................................34

         4.8      Certain Taxes.................................................................................35

         4.9      Control Rights................................................................................35

         4.10     Dissolution of Sellers; Change of Name........................................................36

         4.11     License Grant from Purchaser to Offray........................................................36

         4.12     Conduct of the Sellers' Business Prior to the Closing Date....................................37

         4.13     Confidentiality...............................................................................39

         4.14     Collection of Accounts Receivable.............................................................39

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         4.15     Sample Books..................................................................................40

         4.16     Restriction Regarding Argentina...............................................................41

         4.17     Update Schedules..............................................................................41

         4.18     Sellers' Bank Accounts........................................................................41

         4.19     Reimbursement Payments from Purchaser.........................................................41

ARTICLE 5         CONDITIONS TO PURCHASER'S OBLIGATIONS.........................................................41

         5.1      Representations, Warranties and Covenants of Sellers and Stockholders.........................42

         5.2      No Prohibition................................................................................42

         5.3      Governmental Consents.........................................................................42

         5.4      NJ-ISRA.......................................................................................42

         5.5      Third Party Consents..........................................................................42

         5.6      Real Property Leases..........................................................................43

         5.7      Transfer of Real Property.....................................................................43

         5.8      Bills of Sale and Assignment..................................................................43

         5.9      Release of Liens..............................................................................43

         5.10     Mortgage Satisfactions........................................................................43

         5.11     Environmental Review..........................................................................43

         5.12     Environmental Permits.........................................................................43

         5.13     Chester Premises Lease........................................................................44

         5.14     Offray's Certificate..........................................................................44

         5.15     Form and Content of Documents.................................................................44

         5.16     Escrow Agreement..............................................................................44

         5.17     Transition Services Agreement.................................................................44

         5.18     Opinion of Counsel............................................................................44

         5.19     Employment Agreement..........................................................................44

         5.20     Material Adverse Changes......................................................................44
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         5.21     Tax Clearance Certificate.....................................................................44

         5.22     Nonforeign Affidavits.........................................................................44

ARTICLE 6         CONDITIONS TO THE SELLERS' OBLIGATIONS........................................................45

         6.1      Representations, Warranties and Covenants of Purchaser and Parent.............................45

         6.2      No Prohibition................................................................................45

         6.3      Governmental Consents.........................................................................45

         6.4      Chester Premises Lease........................................................................45

         6.5      Transition Services Agreement.................................................................45

         6.6      Assumption Agreement..........................................................................45

         6.7      Secretary's Certificate.......................................................................45

         6.8      Form and Content of Documents.................................................................45

         6.9      Escrow Agreement..............................................................................46

         6.10     Opinion of Counsel............................................................................46

ARTICLE 7         INDEMNIFICATION...............................................................................46

         7.1      Indemnification by Sellers and Major Stockholder..............................................46

         7.2      Indemnification by Purchaser and the Parent...................................................46

         7.3      Limitation on Liability.......................................................................47

         7.4      Survival of Representations and Covenants.....................................................47

         7.5      Exceptions to Limitations.....................................................................47

         7.6      Method of Asserting Claims, Etc...............................................................47

         7.7      Effect of Investigation.......................................................................49

ARTICLE 8         TERMINATION...................................................................................49

         8.1      Termination...................................................................................49

ARTICLE 9         MISCELLANEOUS.................................................................................49

         9.1      Arbitration...................................................................................49

         9.2      Bulk Sales Law................................................................................50

         9.3      Entire Agreement..............................................................................50

         9.4      Parties In Interest...........................................................................50

         9.5      Headings......................................................................................50

         9.6      Modification and Waiver.......................................................................50
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         9.7      Expenses......................................................................................50

         9.8      Notices.......................................................................................50

         9.9      Governing Law.................................................................................51

         9.10     Public Announcements..........................................................................52

         9.11     Counterparts; Facsimile Signatures............................................................52

ARTICLE 10        DEFINITIONS...................................................................................52

         10.1     Certain Definitions...........................................................................52

         10.2     Additional Definitions........................................................................57

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                                       v

                                TABLE OF CONTENTS
                                   (continued)

Schedules

Schedule 1.1(a)(i)         Inventory Not Located at a Facility
Schedule 1.1(a)(ii)        Accounts Receivable
Schedule 1.1(a)(iii)       Tangible Personal Property
Schedule 1.1(a)(v)         Real Property
Schedule 1.1(a)(vi)        Real Property Leases
Schedule 1.1(a)(ix)        Governmental Licenses
Schedule 1.1(a)(x)         Vehicles
Schedule 1.1(b)(iii)       Chester Premises
Schedule 1.1(b)(iv)        Personal Belongings of Major Stockholder
Schedule 1.1(b)(v)         Offray's Specialty Products Division
Schedule 1.1(b)(vi)        Promatrx Assets, Liabilities and Businesses
Schedule 1.5               Obsolete Supplies
Schedule 2.1               Foreign Qualifications
Schedule 2.3               Capitalization
Schedule 2.6               Certain Changes
Schedule 2.7               Accounts Receivable Exceptions
Schedule 2.10(a)           Real Property - Items not in good operating
                             condition and repair
Schedule 2.12(b)           Excluded Tangible Assets
Schedule 2.13(a)           Tangible Purchased Assets - Items not in
                             good operating condition and repair
Schedule 2.13(b)           Leased Items
Schedule 2.14              Commitments (including Capital Leases)
Schedule 2.15              Litigation
Schedule 2.17              Governmental Licenses
Schedule 2.18              Employee Benefit Plans
Schedule 2.18(i)           Vesting of Benefits
Schedule 2.18(k)           Former Employees Currently on COBRA
Schedule 2.19(b)           Outstanding Labor Claims
Schedule 2.21              Exceptions as to Taxes
Schedule 2.22              Intellectual Property
Schedule 2.22(b)           Licenses
Schedule 2.23(a)(1)        Exceptions re: Environmental Permits
Schedule 2.23(a)(2)        Environmental Permits
Schedule 2.23(b)           Exceptions re: Compliance
Schedule 2.23(c)           Exceptions re: Environmental Claims
Schedule 2.23(d)           On Site Hazardous Materials
Schedule 2.23(e)           Hazardous Waste Disposal Sites
Schedule 2.23(h)           Underground Storage Tanks and Asbestos
Schedule 2.24              Insurance
Schedule 2.26              Additional Information
Schedule 2.28              Product Warranties
Schedule 2.30    .         Transactions with Affiliates
continued.....

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                                TABLE OF CONTENTS
                                   (continued)


Schedule 4.1(a)            Employees, Compensation and Excluded Employees
Schedule 4.1(g)            Determination of Accrued Vacation
Schedule 4.1(h)            Commissions Payment Procedure
Schedule 4.16(c)           List of Shared Customers
Schedule 5.5               Critical Commitments
Schedule 10.1              Permitted Encumbrances
Schedule 10.2              Separation Payments

                                TABLE OF CONTENTS
                                   (continued)

Exhibits

Exhibit A.........Escrow Agreement
Exhibit B.........August 31 Statement
Exhibit C.........Chester Premises Lease
Exhibit D.........Transition Services Agreement
Exhibit E.........Definition of Specialty Business

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT, made and entered into as of February 8, 2002, by and among C.M. Offray & Son, Inc., a New York corporation ("Offray"), Lion Ribbon Company, Inc., a New York corporation ("Lion"), CVO Corporation (Delaware), a Delaware corporation ("CVO"), C.M. Offray Limited, a company organized under the laws of the United Kingdom ("Offray UK"), C.M. Offray Europe, a company organized under the laws of the Republic of Ireland ("Offray Ireland"), Offray Ribbon Canada, Inc., a company organized under the laws of Canada ("Offray Canada"), C.M. Offray & Son (Hong Kong) Limited, a company organized under the laws of Hong Kong ("Offray Hong Kong" and together with Offray, Lion, CVO, Offray UK, Offray Ireland, Offray Canada, and Offray Hong Kong, the "Sellers"), Claude V. Offray, Jr., an individual and the sole or majority stockholder of each of the Sellers (the "Major Stockholder"), Claude V. Offray III and Denise A. Offray (together with the Major Stockholder, the "Stockholders"), on the one hand, and Daylight Acquisition Corp., a Delaware corporation (the "Purchaser") and Berwick Industries LLC, a Pennsylvania limited liability company and the sole stockholder of the Purchaser (the "Parent"), on the other. Terms not otherwise defined herein have the meanings set forth in
Article 10.

                                   BACKGROUND


         WHEREAS, the Sellers are engaged principally in the business of manufacturing, packaging, marketing and distributing ribbons, bows, lace products, boutique accessories, floral supplies and other ancillary goods (the "Business"); and

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Sellers desire to sell to the Purchaser, and the Purchaser desires to buy, substantially all of the assets of the Business.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties, intending to be legally bound, do hereby agree as follows:


                                   ARTICLE 1
                           TERMS OF PURCHASE AND SALE

1.1      Sale and Purchase of Assets.
         ---------------------------

         (a) At the Closing, the Sellers will sell, transfer, convey, assign and deliver to the Purchaser (or the Purchaser's designated Affiliate) and the Purchaser (or its designated Affiliate) will purchase and acquire from the Sellers, good and marketable title, free and clear of any Encumbrances or other defect of title except Permitted Encumbrances, to all of the then existing assets and business, other than the Excluded Assets, of every type and description, used in or relating to the Business (collectively, the "Purchased Assets") including without limitation, the following:

         (i) Inventory. All inventory, including without limitation, raw materials, work-in-process, finished goods, products under research and development, office and other supplies, parts, packaging materials and other accessories related thereto, wherever located, which are used or held for use by the Sellers in the conduct of the Business, together with all rights of the Sellers against suppliers of such inventory (the "Inventory"), including all Inventory not located at the Facilities, which Inventory is listed on Schedule 1.1(a)(i);

         (ii) Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of rights to receive payments arising out of sales occurring in the conduct of the Business or otherwise arising in connection with the Business, including without limitation (A) miscellaneous receivables, credits, rebates, security deposits and the like, and (B) any rights of the Sellers with respect to any third party collection procedures or any other actions or proceedings which have been commenced in connection therewith (collectively, the "Accounts Receivable"), including the Accounts Receivables listed on Schedule 1.1(a)(ii), which Schedule includes an aging of such Accounts Receivables;

         (iii) Tangible Personal Property. All furniture, fixtures, equipment, machinery, and other tangible personal property used or held for use by the Sellers in the conduct of the Business, including all equipment presently subject to Capital Leases and the assets listed on Schedule 1.1(a)(iii);

         (iv) Commitments. All contracts, agreements or other arrangements, whether written or oral, including all amendments thereto, to which any Seller is a party or has rights or by which any Seller is bound relating to the Business, including the Union Contract (collectively, the "Commitments");

         (v) Real Property. All of the land, buildings, and facilities, and the improvements and fixtures attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing, located at the properties listed by address and described on Schedule 1.1(a)(v) (the "Real Property").

         (vi) Real Property Leases. All leases and subleases of the real property described on Schedule 1.1(a)(vi), together with any options to purchase the underlying property and leasehold improvements thereon, and in each case, all other rights, licenses, easements, permits, deposits and profits appurtenant or related to such leases and subleases (the "Real Property Leases");

         (vii) Prepaid Expenses and Goodwill. All prepaid expenses (except prepaid Taxes) relating to the Business and all goodwill relating to the Business;

         (viii) Intellectual Property. All intellectual property rights used or otherwise exploited by or in connection with the Business, including the following (collectively, the "Intellectual Property"): (A) all registered and unregistered trademarks (including without limitation, the right to use the names "Offray", "C.M. Offray" and "Lion Ribbon"), service marks, trade names, trade dress, logos, designs, domain names, URLs or other marks, including the goodwill associated therewith, and all applications, registrations, and renewals in connection therewith ("Trademarks"); (B) copyrights, including all registrations, renewals and application in connection therewith, copyrightable works, databases, websites, and advertisements ("Copyrights"); (C) software, including object code and source code, and related manuals used by the Business ("Software"); (D) inventions (whether patentable or unpatentable and whether or not reduced to practice), and all patents, patent applications and patent disclosures (and all rights related thereto, including all reissues, divisions, continuations, continuations-in-part, substitutions, extensions, or renewals of any of the foregoing) ("Patents"); and (E) formulae, trade secrets, know how, designs, production methods and techniques, samples, and other proprietary information including, without limitation, all dye formulations and processes used in the Business;

         (ix) Governmental Licenses. All governmental permits, licenses, registrations, and other authorizations ("Governmental Licenses") utilized in the conduct of the Business, including the Governmental Licenses listed on
Schedule 1.1(a)(ix);

         (x) Vehicles. All motor vehicles owned or leased by the Sellers and used or held for use in the conduct of the Business, including the vehicles listed on Schedule 1.1(a)(x) (the "Vehicles");

         (xi) Books and Records. All books and records used or held for use in the conduct of the Business or otherwise relating to the Purchased Assets, other than the financial statements and records and Tax returns and records of the Sellers (copies of which shall be provided to Purchaser) and the corporate seal, minute books, stock books and other records having to do with the corporate organization and capitalization of the Sellers;

         (xii) Marketing Materials. All marketing and promotional materials used in the Business, whether in electronic or paper form, including, without limitation, advertising materials, product data, price lists, sales materials, scientific and commercial publications, market research and other materials associated with the Business;

         (xiii) Lists. All customer lists and supplier lists and documentation of customer history relating to the Business;

         (xiv) Other Assets and Properties. All other assets and properties of the Sellers used or held for use in connection with the Business, except as otherwise provided in Section 1.1(b);

         (xv) Going Concern. The Business as a going concern;

         (xvi) Cash. All cash and cash equivalents; and

         (xvii) Marketable Securities. All marketable securities.

         (b) Notwithstanding anything in this Agreement to the contrary, the following assets and properties of the Sellers (collectively, the "Excluded Assets") shall be excluded from and shall not constitute Purchased Assets:

         (i) Corporate Records. The financial statements and records and Tax returns and records of the Sellers and the corporate seal, minute books, stock books and other records having to do with the corporate organization and capitalization of the Sellers;

         (ii) This Agreement. All rights of the Sellers under this Agreement, including the consideration delivered to the Sellers by the Purchaser for the Purchased Assets;

         (iii) Chester Premises. Those certain parcels of real property and the improvements thereon located at Route 24, Chester, New Jersey (the "Chester Premises"), as more fully described on Schedule 1.1(b)(iii);

         (iv) Personal Belongings of Major Stockholder. Those items belonging to the Major Stockholder which are listed on Schedule 1.1(b)(iv);

         (v) Offray's Specialty Products Division. Those liabilities and businesses specifically relating to Offray's Specialty Products Division and those assets relating exclusively to the Specialty Business, as more fully described on Schedule 1.1(b)(v);

         (vi) Argentina Operations. The capital stock of Offray Holdings, Inc. and of Abrafic, S.A. and all of their assets, liabilities and businesses specifically relating to the Argentina operations;

         (vii) Promatrx. The capital stock of Promatrx and those assets, liabilities and businesses of Promatrx as more fully described on Schedule 1.1(b)(vii);

         (viii) Life Insurance. Any rights under the life insurance policies on the lives of the Major Stockholder and Timothy Garrity (carried on the Balance Sheet of Offray at approximately $1,600,000 and $6,000 respectively, together with obligations related thereto);

         (ix) Employee Benefit Plan Assets. All Benefit Plans and all amounts held or invested by the Sellers in connection therewith;

         (x) Capital Stock of Subsidiaries. Any interest of any of the Sellers in the capital stock of Offray UK, Offray Ireland, Offray Canada and Offray Hong Kong;

         (xi) Taxes. Any deferred, accrued or prepaid income tax assets; and

         (xii) Inter-company Receivables. Any inter-company receivables owed to the Sellers from Promatrx, Offray Holdings, Inc., and Abrafic, S.A.

         1.2 The Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, PA 19103-2921 on the second Business Day following the date that termination or expiration of the applicable waiting period under HSR has occurred and all of the other conditions to closing set forth in Articles 5 and 6 have been satisfied, or at such other place, date and time as the Purchaser and the Sellers mutually agree. The actual date of the Closing is referred to as the "Closing Date."

         1.3 Purchase Price and Payment. The aggregate purchase price to be paid by the Purchaser to the Sellers for the Purchased Assets (the "Purchase Price") shall be $52,000,000, which amount is subject to adjustment pursuant to Section
1.5 and shall be payable as follows:

         (a) $41,800,000 at Closing, by wire transfer of immediately available funds to an account or accounts to be provided by the Sellers prior to Closing;

         (b) $3,000,000 at Closing, by wire transfer of immediately available funds to the Escrow Agent, to be distributed to the Sellers and/or the Purchaser pursuant to the terms of an escrow agreement to be entered into at Closing between the Purchaser, the Sellers and the Escrow Agent named therein, which agreement shall be in substantially the form attached hereto as Exhibit A or as otherwise modified hereafter, with the consent of the Sellers and the Purchaser (such consent not to be unreasonably withheld or delayed by either party), to meet the requirements of the Escrow Agent who shall be designated by the Purchaser and shall be a reputable banking institution located in the United States (the "Escrow Agreement"), and which such funds (and all interest thereon) are being placed in escrow in order to provide (i) a partial source of funds for Sellers' indemnification obligations hereunder, and (ii) at the Purchaser's option, a source of funds to pay the Purchaser in the event a negative adjustment is made to the Purchase Price in accordance with Section 1.5 to the extent such adjustment exceeds the Holdback Amount (as defined in Section 1.3(c)).

         (c) $7,200,000 (the "Holdback Amount") payable in accordance with the terms of Section 1.5.

         1.4 Assumption of Liabilities and Obligations.

         (a) Except as otherwise provided in Section 1.4(b), at and effective as of the Closing, the Purchaser shall assume and agree to pay, discharge and perform, as appropriate, only the following liabilities and obligations of the
Sellers:

         (i) all liabilities and obligations of the Sellers as of the date of the Balance Sheet (as such term is defined in Section 2.4 hereof) accrued or reserved against in the Balance Sheet to the extent reflected thereon and not paid or discharged prior to the Closing;

         (ii) all liabilities and obligations of the Sellers arising in the ordinary course of business between the date of the Balance Sheet and the Closing which are not paid or discharged prior to the Closing to the extent accrued or reserved against on the Closing Date Balance Sheet (as such term is defined in Section 1.5(b) hereof);

         (iii) all liabilities and obligations of the Sellers arising after the Closing in respect of the Commitments (other than the Capital Leases) set forth on Schedule 2.14 or not required to be disclosed thereon because of the term or amount involved;

         (iv) all liabilities and obligations of the Sellers arising after the Closing Date in respect of the Real Property Leases;

         (v) all liabilities and obligations of the Sellers arising after the Closing in respect of the Union Contract;

         (vi) all accrued vacation attributable to Hired Employees to the extent accrued for on the Closing Date Balance Sheet and determined in accordance with
Schedule 4.1(g), which schedule describes the amount owed to each Employee as of December 31, 2001 on an employee-by-employee basis and will be updated through the Closing Date (which updated Schedule will be delivered by the Sellers to the Purchaser promptly following the Closing, but in no event later than thirty (30) days after the Closing Date), and the amounts described in Section 4.1(h) with respect to commissions in accordance with the procedures described on Schedule 4.1(h); and

         (vii) subject to the limitations and exceptions specified under Section 4.1(k), continuation health coverage as required under Part 6 of Subtitle B of Title I of ERISA with respect to any individual who is an Employee as of the Closing Date, or was an employee prior to the Closing Date, but does not become a Hired Employee (other than an Excluded Employee), provided that either (A) such continuation coverage was directly affected by the Closing, or (B) the qualifying event triggering such continuation coverage is the sale of assets effectuated by this Agreement.

         (b) All of the liabilities expressly assumed by the Purchaser pursuant to Section 1.4(a) are referred to collectively as the "Assumed Liabilities." Except for the Assumed Liabilities, the Purchaser shall not assume, agree to pay, discharge or perform, as the case may be, by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any obligations or liabilities of any Seller or the Stockholders (including, without limitation, those related to the Business) of any kind, character or description whatsoever (the "Retained Liabilities"). Without limiting the foregoing, the following shall constitute Retained Liabilities:

         (i) any bank and long term debt, including (A) the Sellers' obligations owed to Foothill Capital Corporation, which the Sellers shall satisfy at Closing, (B) all obligations reflected as long term debt on the Closing Date Balance Sheet, including the Capital Leases which the Sellers shall satisfy immediately prior to Closing and, with respect to which, the Sellers shall take all action necessary to obtain title to the equipment which is the subject of such Capital Leases;

         (ii) any liability or obligation of the Sellers or the Business in connection with products distributed by the Business prior to the Closing except to the extent accrued or reserved against in the Closing Date Balance Sheet;

         (iii) any liability or obligation of the Sellers or the Business in respect of any claim, regardless of when made or asserted, which arises out of or is based upon the failure of any Seller to comply with any applicable federal, state, local or foreign law, ordinance, code, rule or regulation in connection with the operations of the Business prior to the Closing;

         (iv) any liability or obligation of the Sellers or the Business in respect of any tort claim, regardless of when made or asserted, to the extent such liability or obligation relates to acts or omissions occurring prior to the Closing;

         (v) any liability or obligation arising out of, resulting from or relating to (a) the presence, Release or threatened Release of any Hazardous Materials existing as of or prior to the Closing at, from, in, to, on, or under any Site; (b) the transportation, treatment, storage, handling or disposal, or the arrangement for the transportation, treatment, storage, handling or disposal of any Hazardous Materials by or on behalf of the Business or the Sellers in connection with the Business or the Purchased Assets, any predecessors of the Business or the Sellers in connection with the Business or the Purchased Assets, or any entity currently or previously owned or controlled by the Business or the Sellers in connection with the Business or any Purchased Assets to any off-Site location prior to the Closing; and (c) any violation or non-compliance with any Environmental Law or Environmental Permit prior to Closing by the Business or the Sellers in connection with the Business or the Purchased Assets, any predecessor of the Business or the Sellers in connection with the Business or the Purchased Assets, or any entities currently or previously owned or controlled by the Business or the Sellers in connection with the Business or the Purchased Assets;

         (vi) any liability or obligation of the Sellers or the Stockholders in respect of any income tax, incident to or arising as a consequence of the conduct of the Business prior to the Closing or the consummation of this Agreement and the transaction contemplated hereby, including without limitation, any deferred or accrued income tax liability;

         (vii) any liabilities or obligations of the Sellers or the Business to the Sellers' current or former employees (except to the extent expressly included in Sections 1.4(a)(v), (vi) and (vii)), including without limitation any liabilities or obligations of the Sellers or the Business arising out of or regarding: (a) contributions due under, and/or any payments, benefits, or other items payable from, a Benefit Plan attributable to the Sellers' current or former employees; (b) agreements, contracts, or arrangements entered into with individual current or former employees of the Sellers (except with respect to the Foreign Employee Agreements as described in Section 4.1(d)) regarding continuing streams of payment, provision of benefits, reimbursement obligations, monthly pension arrangements, or any other item promised under such an agreement, contract, or arrangement, regardless of whether the affected employees become Hired Employees; provided that the Sellers shall be entitled to certain reimbursement for certain severance obligations of Sellers pursuant to Sections 4.1(i) and 4.1(j); (c) any obligations and responsibilities of the Sellers or the Business to the Sellers' current or former employees with respect to the Uniformed Services Employment and Reemployment Rights Act (other than with respect to Hired Employees), COBRA (other than with respect to Hired Employees) and The Workers Adjustment Retraining and Notification Act; (d) any incident or condition occurring prior to the Closing giving rise to a workers compensation claim or disability claim regardless of when reported; provided that the Sellers shall be entitled to certain reimbursement pursuant to Section 4.1(g); (e) any medical expense incurred by any employee of the Seller prior the Closing regardless of when reported; provided that the Sellers shall be entitled to certain reimbursement pursuant to Section 4.1(g); and (f) the Welch v. Offray litigation described on Schedule 2.15.

         (viii) any liability of the Sellers or the Business arising in connection with any of the Excluded Assets;

         (ix) any liability or obligation (including without limitation intercompany accounts) of any of the Sellers to any of the other Sellers or to the Stockholders or to their respective Affiliates;

         (x) any liability or obligation of the Sellers or the Business arising on or before the Closing Date in connection with the Real Property and the Real Property Leases; and

         (xi) any liability or obligation of the Sellers or the Business in respect of the claims set forth on Schedule 2.15.

         1.5 Adjustment to Purchase Price; Closing Audit.

         (a) Prior to the Closing Date, the Sellers shall engage Arthur Andersen LLP ("Andersen") to perform (i) an audit of Sellers' combined balance sheet (the "Closing Date Balance Sheet") prepared in accordance with GAAP (excluding footnote requirements) and (ii) the determination of the Closing Date Acquired Working Capital (together, the "Closing Financial Statements"). The Closing Date Balance Sheet shall be prepared as of the actual Closing Date. The Closing Date Balance Sheet shall give effect to the exclusion of the Excluded Assets and shall otherwise be prepared in accordance with GAAP in a manner consistent with the Balance Sheet described in Section 2.4(b). The determination of the Closing Date Acquired Working Capital shall give effect to the exclusion of the Excluded Assets and the provisions of Section 1.5(a)(ii) and shall otherwise be prepared in accordance with GAAP. The fees and costs of Andersen for such audit shall be borne equally between the Purchaser, on the one hand, and the Sellers, on the other. In order to complete such audit, the Purchaser and the Sellers shall provide full cooperation to Andersen, including, without limitation, making available and providing reasonable access to the premises, books and records and employees of the Sellers and Purchaser, and executing customary accountant representation letters. Following the completion of such audit, which the Sellers and Andersen shall use their respective commercially reasonable efforts to complete within forty-five (45) calendar days after the Closing Date, the Sellers shall deliver to the Purchaser a true and complete copy of such Closing Financial Statements, along with the Sellers' combined statements of profits and losses for the period commencing on January 1, 2001 through December 31, 2001 and for the period commencing January 1, 2002 and ending on the Closing Date, which such statements shall give effect to the exclusion of the Excluded Assets and the exclusion of the operating results attributable to the Excluded Assets and shall otherwise be prepared in a manner consistent with the statement of profits and losses described in Section 2.4(b). The Sellers shall permit the Purchaser to review all work papers and computations used by Andersen in auditing such Closing Financial Statements. Within fifteen (15) calendar days following the date of delivery of such Closing Financial Statements to the Purchaser, the Purchaser shall either accept the Closing Date Balance Sheet and the Sellers' Closing Date Acquired Working Capital based thereon (in which case such Closing Date Acquired Working Capital shall constitute a Final Determination) or propose adjustments thereto. In the event the Purchaser and the Sellers fail to agree on all of the Purchaser's proposed adjustments within ten (10) calendar days following the date of delivery by the Purchaser of notice of such proposed adjustments, the parties shall request either Ernst & Young or KPMG LLP, as the parties mutually agree (the "Final Auditor"), to prepare and deliver to the Purchaser and the Sellers (i) a final Closing Date Balance Sheet in accordance with the terms hereof, adjusting only items in dispute between the Purchaser and the Sellers and (ii) a final determination of the Closing Date Acquired Working Capital as reflected in such final Closing Date Balance Sheet, subject to the provisions of Section 1.5(a)(ii) (the "Final Determination"), which Final Determination shall be binding upon the Purchaser and the Sellers. The services of any Final Auditor shall be paid for equally by the Purchaser and the Sellers. In addition to the foregoing, the following subsections 1.5(a)(i) and 1.5(a)(ii) shall apply to preparation of the Closing Date Balance Sheet and the calculation of the Closing Date Acquired Working Capital:

         (i) Subsequent to October 26, 2001 and prior to the Closing Date, the Sellers shall establish a current liability accrual in the amount of $500,000 for the correction of certain deficiencies (as more fully described in the last sentence of this paragraph) existing at the Sellers' facilities located in Batesburg-Leesville, South Carolina; Hagerstown, Maryland; and Anniston, Alabama. For accounting purposes, the offset to the recordation of such accrual shall not be reflected on the Closing Date Balance Sheet as a current asset. Any reduction of the foregoing accrual shall be limited to actual expenditures incurred by the Sellers subsequent to October 26, 2001 and prior to the Closing Date in correcting those deficiencies requiring either "immediate" or "short term" correction, as set forth in the October 26, 2001 draft Property Condition Assessments prepared by Criterium Engineers with respect to each of the foregoing properties, copies of which have been furnished to the Sellers.

         (ii) For purposes of calculating the Closing Date Acquired Working
Capital:

         (A) Notwithstanding any requirement of GAAP to the contrary as it relates to standard costs, all Inventory shall be valued at cost (determined prior to giving effect to any reserve for excess or obsolete inventory using the same standard costs utilized by the Sellers for determining the cost of the inventory on the Balance Sheet, except that, for items introduced (new SKUs) since August 31, 2001, cost shall be determined in a manner consistent with the Sellers' past practices).

         (B) Notwithstanding any requirement of GAAP to the contrary, (I) an excess and obsolete Inventory reserve shall be established in the amount of $2,950,103 and (II) the $102,970.45 of "supplies" listed on Schedule 1.5 that are obsolete shall be written off; provided that there shall be no adjustment to such reserve as a result of such write-off.

         (C) In the event that the dollar amount of the vacation accrual or the reserve for bad debts, returns, allowances and customer programs is either increased or decreased from the amount on the Balance Sheet, such increase or decrease shall be given full effect and the Closing Date Acquired Working Capital shall be either reduced or increased accordingly.

         (D) Notwithstanding any requirement of GAAP to the contrary, in the event that the dollar amount of the medical accrual or workers' compensation accrual is increased or decreased from the amount on the Balance Sheet, such increase or decrease shall be disregarded and the Closing Date Acquired Working Capital shall be neither reduced nor increased.

         (E) Notwithstanding any requirement of GAAP to the contrary, there shall be no specific accrual for future contingent liabilities arising out of returned products, fixture acquisitions, mark-down allowances, or program credits in connection with the conversion programs with Jo-Anne Stores, Inc. and Michaels Stores, Inc. specified on Schedule 2.28(b). Additionally, to the extent that any transactions relating to such conversion programs for Jo-Anne Stores, Inc. and Michael's Stores, Inc. (including without limitation sales relating to the initial "ship-in", returns, fixture acquisitions, mark-down allowances and program credits) occur prior to the Closing Date, the accounting impact for all such transactions shall be reversed for purposes of calculating the Closing Date Acquired Working Capital.

         (b) Upon a Final Determination, the Purchase Price shall be adjusted as follows:

         (i) If the Closing Date Acquired Working Capital is greater than the Acquired Working Capital on the Balance Sheet (such difference being referred to as the "Positive Adjustment"), then the Purchase Price shall be increased by an amount equal to the Positive Adjustment and the Purchaser shall, within five (5) Business Days of the Final Determination, pay to an account designated by the Sellers, in immediately available funds, an amount equal to the sum of the Holdback Amount plus the Positive Adjustment, together with simple interest on such amount calculated from the Closing Date at a rate equal to the actual rate of return earned on the funds held under the Escrow Agreement during such period.

         (ii) If the Closing Date Acquired Working Capital is less than the Acquired Working Capital on the Balance Sheet (such difference being referred to as the "Negative Adjustment"), then the Purchase Price shall be reduced by an amount equal to the Negative Adjustment and:

         (A) If the Negative Adjustment is less than the Holdback Amount, the Purchaser shall, within five (5) Business Days of the Final Determination, pay to an account designated by the Sellers, in immediately available funds, an amount equal to the Holdback Amount minus the Negative Adjustment, together with simple interest on such amount calculated from the Closing Date at a rate equal to the actual rate of return earned on the funds held under the Escrow Agreement during such period; or

         (B) If the Negative Adjustment is greater than the Holdback Amount, the Purchaser shall retain the Holdback Amount and the Sellers shall, within five
(5) Business Days of the Final Determination, pay to an account designated by the Purchaser, in immediately available funds, an amount equal to the amount by which the Negative Adjustment exceeds the Holdback Amount, with simple interest on such amount calculated from the Closing Date at a rate equal to the actual rate of return earned on the funds held under the Escrow Agreement during such period.

         (c) In the event that an adjustment to the Purchase Price is required pursuant to Section 1.5(b)(ii)(B) above and the Sellers fail to deliver the amounts required to be delivered by such section when due, then the Purchaser may, in its sole and absolute discretion, withdraw the amount due from the funds held pursuant to the Escrow Agreement; provided, however, that so long as the Purchaser has not elected to withdraw such amounts from funds held pursuant to the Escrow Agreement, the Purchaser shall be entitled to seek payment of such amounts directly from the Sellers; and provided further that if the Purchaser does withdraw such amounts from the Escrow Agreement, the Sellers shall be required to replenish the Escrow Amount (as defined in the Escrow Agreement) by depositing an equivalent amount with the Escrow Agent (as defined in the Escrow Agreement) within five (5) Business Days of a request from the Purchaser.

         1.6 Allocation of Purchase Price. Within thirty (30) days after the Final Determination, the Purchaser shall deliver to the Sellers the Purchaser's proposal for allocation of the Purchase Price among the Purchased Assets for all purposes (including financial, accounting and tax purposes) in a manner consistent with Section 1060 of the Code (the "Allocation Schedule"). In the event that the Sellers do not object to the Allocation Schedule within thirty
(30) days of the Sellers' receipt of the Allocation Schedule, then the Sellers shall be deemed to have agreed to the Allocation Schedule and the Sellers and Purchaser shall each prepare and file on a timely basis with the IRS an Asset Acquisition Statement (Form 8594) as required by Section 1060 of the Code consistent with the Allocation Schedule and neither the Sellers nor the Purchaser shall take a position on any income Tax Return, before any governmental agency charged with the collection of any Tax, or in any proceeding that is in any way inconsistent with the Allocation Schedule. In the event that Sellers do object to the Allocation Schedule the Sellers shall notify the Purchaser within the thirty (30) day period following the Sellers' receipt of the Allocation Schedule of such objection and include in such notification a detailed description of the allocation which the Sellers intend to use. The Sellers shall notify the Purchaser as soon as reasonably practicable of any audit adjustment or proposed audit adjustment by any governmental agency charged with the collection of any Tax which affects the allocation of the Purchase Price.

                                   ARTICLE 2
                        REPRESENTATIONS AND WARRANTIES OF
                          SELLERS AND MAJOR STOCKHOLDER

         Each Seller and the Major Stockholder jointly and severally represent and warrant to the Purchaser as set forth below.

         2.1 Organization. Offray is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; Lion is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; CVO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the other Sellers is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Seller has all requisite corporate power and authority to carry on its business as it is now being conducted and each is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Schedule 2.1 sets forth with respect to each Seller each United States jurisdiction where such Seller is qualified as a foreign corporation and each country where such Seller conducts the Business. No Seller has conducted the Business in any country other than those listed on
Schedule 2.1. The Sellers have previously delivered to the Purchaser a true and complete copy of the Charter and Bylaws of each Seller in effect on the date hereof.

         2.2 Corporate Power and Authority; Effect of Agreement. Each Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Stockholders have all requisite power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby and by the exhibits attached hereto. This Agreement has been duly and validly executed and delivered by the Stockholders and each Seller and constitutes the valid and binding obligation of the Stockholders and each Seller, enforceable against each in accordance with its terms. The execution, delivery and performance by the Stockholders and each Seller of this Agreement and the consummation by him and it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate the charter documents or bylaws of any Seller, (b) violate any provision of law, rule or regulation to which the Business or any Seller is subject, (c) violate any order, judgment or decree applicable to the Business or any Seller, or (d) violate any Commitment or other agreement to which any Sellers or any Stockholder is a party.

         2.3 Capitalization. The shares of capital stock of each Seller are owned of record and beneficially by the persons set forth on Schedule 2.3. There are outstanding no securities convertible into, exchangeable for or carrying the right to acquire, equity securities of Sellers, or subscriptions, warrants, options, rights or other arrangements or commitments obligating Sellers or the Stockholders to issue or dispose of any of their equity securities or any ownership interest therein. Except as set forth on Schedule 2.3, Sellers do not own any shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture of other legal entity.

         2.4 Financial Statements and Reports.

         (a) The Sellers have previously furnished the Purchaser with true and complete copies of (i) the audited combined balance sheets of Sellers as of December 31, 1999 and 2000 and the related combined statements of operations (including the related notes thereto) for the twelve-month periods ending December 31, 1999 and 2000, (ii) unaudited combining balance sheets of the Sellers by country as of December 31, 1999 and 2000 and the related combining statements of operations for the twelve-month periods ending December 31, 1999 and 2000, (iii) an unaudited combined balance sheet of Sellers as of August 31, 2001 (which such balance sheet is reflected in the first column of the August 31 Statement attached hereto as Exhibit B under the heading "Balance Sheet as of August 31, 2001") and related statements of operations for the eight month period then ending, subject to normal year-end audit adjustments, and (iv) an unaudited combining balance sheet of the Sellers by country as of August 31, 2001 and related combining statement of operations for the eight month period ending August 31, 2001, subject to normal year-end audit adjustments. Such financial statements are in accordance with GAAP and fairly present the financial position of the Sellers as at the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject to in the case of the interim statements (x) normal year-end adjustments and (y) the absence of notes.

         (b) The Sellers have previously furnished to the Purchaser true and complete copies of the unaudited combined balance sheet of Sellers as of August 31, 2001 and the unaudited statement of profits and losses for the eight month period then ending, which balance sheet and statement give effect to the exclusion of the Excluded Assets and the exclusion of the operating results attributable to the Excluded Assets during such period. Such balance sheet and statement are in accordance with GAAP and fairly present the financial position of the Sellers, excluding the Excluded Assets and the operating results attributable to the Excluded Assets, as at the date thereof. All references in this Agreement to the "Balance Sheet" shall refer to the unaudited combined balance sheet of Sellers as of August 31, 2001 delivered pursuant to this
Section 2.4(b) and reflected (after giving effect to the adjustments set forth in the columns under the headings "Other" and "August 31 Adjustments") in the far right-hand column of the August 31 Statement attached hereto as Exhibit B under the heading "Adjusted Balance Sheet as of August 31, 2001."

         (c) The Sellers have previously furnished to the Purchaser true and complete copies of financial statement forecasts of the Sellers for the period ending on December 31, 2001 and for the period ending December 31, 2002. Such forecasts were also submitted to Foothill Capital Corporation, as assignee of Banc of America Commercial Finance Corporation, f/k/a NationsCredit Commercial Corporation, acting through its NationsCredit Commercial Funding Division, by the Sellers in fulfillment of applicable reporting obligations of the Sellers under the Loan and Security Agreement dated February 16, 1999, as amended. Such forecasts fairly present the Seller's best estimate of the Seller's financial position for the periods reflected therein (but such forecasts do not constitute a representation or warranty as to the actual future financial performance).

         (d) The Sellers have previously furnished to the Purchaser true and complete copies of financial statement forecasts of the Sellers for the periods ending on December 31, 2001 and December 31, 2002, which forecasts give effect to the exclusion of the Excluded Assets and the exclusion of the operating results attributable to the Excluded Assets during the periods reflected therein. Such forecasts fairly present the Seller's best estimate of the Seller's financial position, excluding the Excluded Assets and the operating results attributable to the Excluded Assets for the period reflected therein (but such forecasts do not constitute a representation or warranty as to the actual future financial performance).

         2.5 Undisclosed Liabilities. In connection with the Business and the Purchased Assets there is no direct or indirect liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of or by any person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, matured, unmatured or other of the Business ("Liabilities"), except:

         (a) those Liabilities set forth or reserved for on the Balance Sheet and not heretofore paid or discharged;

         (b) those Liabilities arising in the ordinary course of the Business consistent with past practice under any Commitment specifically disclosed on
Schedule 2.14; and

         (c) those Liabilities incurred in the ordinary course of the Business consistent with past practice since the date of the Balance Sheet and not heretofore paid or discharged.

         2.6 Absence of Certain Changes or Events. Except as set forth on
Schedule 2.6, since December 31, 2000 (a) the Sellers have not suffered any damage, destruction or casualty loss, whether covered by insurance or not, which has had or is reasonably likely to have a Material Adverse Effect, (b) there has not been any change in the Purchased Assets or the Business which has had or is reasonably likely to have a Material Adverse Effect, (c) there has not been any actual or threatened trouble or disruption of the Sellers' relations with its agents, customers or suppliers relating to the Business, which has had or is likely to have a Material Adverse Effect, (d) there has not been any sale, encumbrance, assignment or transfer of any assets or properties which would have been included in the Purchased Assets if the Closing had been held on the date of the Balance Sheet or any date since then, except in the ordinary course of business consistent with past practice, (e) there has not been any amendment or termination of any Commitment or any cancellation, modification or waiver of any substantial debts or claims held by it or any waiver by it of any rights of substantial value whether or not in the ordinary course or business, each as related to Business or Purchased Assets, (f) no Seller has mortgaged, pledged, hypothecated or subjected to any other lien, security interest, claim, restriction or other encumbrance (each, an "Encumbrance") any of the assets or properties of the Business, except Permitted Encumbrances, (g) the Sellers have not changed any of the accounting principles followed by them or the methods of applying such principles, and (h) no Seller has declared, set aside or paid any dividends or made any other distributions to the Stockholders. Except as set forth on Schedule 2.6, since December 31, 2000, each Seller has conducted the Business only in the ordinary course consistent with past practice, and no Seller has entered into any transaction, contract or arrangement, or made any payment or distribution except in the ordinary course of business, consistent with past practice. Except as set forth on Schedule 2.6, since August 31, 2001, no Seller has declared, set aside or paid any dividends or made any other distributions to the Stockholders.

         2.7 Accounts Receivable. Except as set forth on Schedule 2.7, all Accounts Receivable as set forth on the Balance Sheet or arising since the date thereof, except to the extent reserved for on the Balance Sheet, (a) are recorded accurately, (b) have arisen only in the ordinary course of the Business consistent with past practice for goods sold and delivered or services performed, (c) are not subject to any valid counterclaim, set-off or defense other than normal returns and allowances and customer programs, (d) except for Accounts Receivable attributable to Jo-Anne Stores, Inc., are collectible in full at the recorded amounts thereof in the ordinary course of the Business (without resort to litigation or assignment to a collection agency), but in no event later than ninety (90) days after the Closing Date, subject to applicable reserves for bad debt and for returns and allowances and (e) are owned free and clear of any Encumbrance other than a Permitted Encumbrance.

         2.8 Inventory. The Inventory was acquired and has been maintained in the ordinary course of the Business consistent with past practice. Since December 31, 2000 (a) all sales of Inventory items have been made by the Sellers in the ordinary course of business, and (b) all purchases of Inventory items have been made by the Sellers and valued by the Sellers on its books consistent with past practice. No items which have previously been written off will be considered as Inventory. The Inventory, including the Inventory that is the subject of any purchase Commitment by the Sellers, will not be in excess of Sellers' reasonable requirements (consistent with Sellers' practices in the ordinary course of Sellers' Business during the period from December 31, 2000 to August 31, 2001), and such items of Inventory will be valued on the Closing Date Balance Sheet in accordance with GAAP (except as it relates to standard costs) at cost (determined prior to giving effect to any reserve for excess or obsolete inventory using the same standard costs utilized by the Sellers in determining the cost of inventory on the Balance Sheet, except that, for items introduced (new SKUs) since August 31, 2001, cost shall be determined in a manner consistent with the Sellers' past practices).

         2.9 Vehicles. All motor vehicles owned or leased by the Sellers and used or held for use in the conduct of the Business are identified on Schedule 1.1(a)(x). Offray, or one of the other Sellers, has good and valid title to, or has a valid leasehold interest in, each Vehicle, free and clear of all Encumbrances.

         2.10 Real Property.

         (a) Schedule 1.1(a)(v) accurately describes (including addresses and tax parcel numbers) all Real Property used in the operation of the Business. The Sellers have delivered to the Purchaser correct and complete copies of all deeds, certificates of occupancy, title reports, surveys and similar documents with respect to the Real Property. All of the Real Property (including without limitation all buildings, structures, facilities and improvements): (i) is now usable in the ordinary course of business as currently operated by the Sellers,
(ii) to the Sellers' Knowledge is in good operating condition and repair and is structurally safe and sound and without any latent or patent defects, in each case subject to ordinary wear and maintenance and the items listed on Schedule 2.10(a) and (iii) conforms with any applicable Laws and Governmental Licenses. The Sellers have obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure legal and physical, vehicular and pedestrian, ingress and egress to and from the Real Property. The use and operation of the Real Property in the conduct of the Business does not violate any Law in any material respect or instrument or agreement affecting the Real Property.

         (b) All utilities required for the operation of each Real Property are installed and operating and are adequate to use the Real Property for its current purpose.

         (c) Neither the Major Stockholder nor any Seller has received any written notice that (i) any condemnation proceeding is pending or threatened with respect to any Real Property or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any Real Property or by the continued maintenance, operation or use of related parking areas.

         2.11 Real Property Leases.

         (a) Schedule 1.1(a)(vi) lists and describes accurately (including address and tax parcel numbers) the Real Property Leases. The Sellers have delivered to the Purchaser correct and complete copies of the Real Property Leases and, to the extent reasonably available, all deeds, certificates of occupancy, title reports, surveys and similar documents with respect to such Real Property Leases. With respect to each Real Property Lease:

         (i) Offray or one of the other Sellers has a valid and subsisting leasehold estate in and the right of quiet enjoyment of the real properties subject to the lease or sublease;

         (ii) the lease or sublease is legal, valid and binding against the Seller which is a party thereto and, to Sellers' Knowledge, against any third parties thereto, and is in full force and effect;

         (iii) no Seller, nor, to the Sellers' Knowledge, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

         (iv) no Seller, nor, to the Sellers' Knowledge, any other party to the lease or sublease has repudiated or waived any provision thereof;

         (v) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

         (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

         (vii) except for the liens in favor of Foothill Capital Corporation which are to be released at the Closing, no Seller has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

         (viii) no Seller has prepaid any rent due under any Real Property Leases in excess of one month's rent.

         2.12 Title to Assets.

         (a) Offray or one of the other Sellers have, and at the Closing will convey to the Purchaser or its designated Affiliate, good and marketable title, insurable as such at regular rates by a nationally recognized title insurance company, to all of the Purchased Assets, free and clear of any Encumbrance or other defect of title, except Permitted Encumbrances. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of the Purchased Assets or any interest therein, except for those contracts for the sale of Inventory entered into in the ordinary course of the Business consistent with past practice.

         (b) There are no facilities used by the Business, or necessary for the operation of the Business, other than the Chester Premises and the facilities listed on Schedules 1.1(a)(v) and 1.1(a)(vi) (collectively, including the Chester Premises, the "Facilities"). All of the tangible Purchased Assets are located at the Facilities, other than (i) the Inventory listed on Schedule 1.1(a)(i), (ii) certain equipment located at the Mexico Location, (iii) that certain stay put machine and hot knife machine leased to Universal Converting, Inc., and (iv) certain spooling equipment and a finishing range leased to Shanghai Pudong Gang Li Hua Knitting Co., Ltd. located in Pudong, Shanghai, China. All of the tangible assets located at the Facilities constitute Purchased Assets, except as set forth on Schedule 2.12(b).

         2.13 Condition and Sufficiency of Tangible Purchased Assets. All equipment and other items of tangible property and assets owned or used by the Business (other than equipment and other items of tangible property and assets which have not been used by the Business in the last eighteen (18) months and except for the items listed on Schedule 2.12(b)) are now useable in the ordinary course of business as currently conducted by the Sellers, and are in good operating condition and repair, subject to normal wear and maintenance and the items listed on Schedule 2.13(a). All equipment and other items of tangible property and assets and all buildings, structures, facilities and improvements conform in all material respects to all applicable Laws and Governmental Licenses relating to their construction, use and operation. No person other than a Seller owns any equipment or other tangible assets or properties situated on the premises of the Sellers or utilized in the operation of the Business, except for leased items disclosed on Schedule 2.13(b) and nominal amounts of inventory identified and tagged as being owned by third parties. The Purchased Assets and the Chester Premises constitute all assets used or necessary for the continued operation of the Business by Purchaser as the Business is currently operated by the Sellers. Except for those items of Inventory moved or relocated in the ordinary course of business to a location set forth on Schedule 1.1(a)(i), since August 31, 2001, no tangible Purchased Assets have been moved or relocated from a Facility either to the Watsontown Facility or to a portion of the Chester Premises not covered by the Chester Premises Lease.

         2.14 Commitments. Schedule 2.14 contains a list, as of the date hereof, of each Commitment described below:

         (a) Commitment with any employee or consultant;

         (b) Commitment for the future purchase of, or payment for, supplies or products or services in any single instance exceeding $25,000, or in the aggregate $100,000, or of a duration of more than twelve months;

         (c) Commitment to sell or supply products or to perform services in excess of $25,000, or of a duration of more than twelve months;

         (d) Commitment to sell or supply products to the United States Government or any agency thereof;

         (e) representative or sales agency Commitment;

         (f) Commitment limiting or restraining it from engaging or competing in any lines of business with any person, firm, corporation or other entity;

         (g) Commitment with any customer providing for a volume refund, retrospective price adjustment, price guarantee or rebate program;

         (h) Commitment to guarantee the obligations of others;

         (i) Real property lease or sublease;

         (j) Equipment lease, including each Capital Lease;

         (k) Mortgage, indenture, note debenture, bond, letter of credit agreement, surety agreement, loan agreement or other Commitment for the borrowing or lending of money relating to the Business or agreement for a line of credit;

         (l) License, franchise, distributorship or other agreement, including those in which any material portion thereof relates in whole or in part to any software, intellectual property, technical assistance or other know-how of or used by the Business;

         (m) Commitment for any capital expenditure or leasehold improvement in excess of $25,000 relating to the Business;

         (n) Options to purchase all or any portion of the Real Property;

         (o) Options to Sublease and/or assign any of the Real Property Leases;

         (p) Contract, agreement or commitment not otherwise disclosed herein;
or

         (q) Union Contract.

True and complete copies of such Commitments have been delivered to Purchaser prior to the date hereof. Each Commitment is in full force and effect and is a valid and binding obligation of the Seller which is a party thereto and, to the Sellers' Knowledge, of each third party which is a party thereto. Except as disclosed on Schedule 2.14, no Seller is in default under any of the Commitments, and, to the Sellers' Knowledge, no third party is in default under any of the Commitments. Schedule 2.14 identifies each Commitment (i) which requires the consent or approval to the assignment of such Commitment to Purchaser or (ii) the assignment of which would give any party thereto the right to terminate such Commitment. Each of the Commitments contained on Schedule 2.14 under the heading "Representative or Sales Agency Commitments" is terminable by the Sellers at will upon not more than thirty (30) days' notice.

         2.15 Litigation. Except as set forth on Schedule 2.15, there is no action or proceeding in any court, before any governmental authority or official or any arbitrator ("Litigation") pending or, to the Sellers' Knowledge, threatened against the Major Stockholder or any Seller relating to the Business or the Purchased Assets or which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby, nor do the Sellers know of any facts reasonably likely to be the basis for any such Litigation. No Seller is a party to, and the Purchased Assets are not subject to, the provisions of any judgment, order, writ, injunction, decree or award of any court, governmental authority or official or any arbitrator.

         2.16 Compliance with Laws. The Business has been and is being operated in compliance with all federal, state, local and foreign laws, ordinances, codes, rules and regulations applicable to the Business currently in effect. Without limiting the generality of the foregoing sentence, to the Sellers' Knowledge, neither the Sellers nor any director or officer, employee or agent of, or any consultant to, any Seller has unlawfully offered, paid or agreed to pay directly or indirectly, any money or anything of value to or for the benefit of any individual who is or was an official or employee or candidate for office of the government of any country or any political subdivision, agency or instrumentality thereof or any employee or agent of any customers or vendors of the Sellers.

         2.17 Governmental Licenses. The Sellers have among them, as a group, all Governmental Licenses necessary for the conduct of the Business as presently conducted by them. All Governmental Licenses are set forth on Schedule 2.17. The Sellers have delivered to the Purchaser correct and complete copies of all Governmental Licenses, and the originals of such Governmental Licenses are on the respective premises to which it relates. Each Governmental License is in full force and effect and the Sellers are in compliance in all material respects with the terms and requirements thereof. No Seller is in default, nor has any Seller or the Major Stockholder received any notice of any claim of default, with respect to any such Governmental License. All such Governmental Licenses are renewable by their terms or in the ordinary course of the Business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the execution, delivery or performance by the Sellers of this Agreement or the Transaction Documents. Schedule 2.17 identifies each Governmental License which requires the consent or approval to the assignment of such Governmental License to Purchaser.

         2.18 Employee Benefit Plans.

         (a) Schedule 2.18 contains a complete and accurate list of all Benefit Plans. True, correct, and complete copies of all the following documents with respect to each Benefit Plan, to the extent applicable, have been delivered to the Purchaser: (A) all documents constituting the Benefit Plan, including but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (B) the three most recently filed Forms 5500 or 5500C/R and any financial statements attached thereto; (C) all IRS determination letters for the Benefit Plan; (D) the most recent summary plan description and any amendments or modifications thereof; (E) written descriptions of all non-written agreements relating to the Benefit Plan; (F) all reports submitted within the preceding three years by third-party administrators, actuaries, investment managers, consultants, or other independent contractors; (G) all notices that were issued within the preceding three years by the IRS, Department of Labor, or any other governmental entity with respect to the Benefit Plan; (H) all memoranda, minutes, resolutions, and similar documents describing the manner in which the Benefit Plan is or has been administered or describing corrections to the administration of a Benefit Plan; and (I) all employee manuals or handbooks containing personnel or employee relations policies.

         (b) For purposes of the following provisions of this Section 2.18, the term "Seller" includes any ERISA Affiliate.

         (c) The plans marked on Schedule 2.18 as "Qualified Plans" are the only Benefit Plans that are intended to meet the requirements of section 401(a) of the Code. No Seller has ever maintained or contributed to any other Qualified Plan. Each of the Qualified Plans has been determined by the IRS to be qualified under section 401(a) of the Code and exempt from tax under section 501(a) of the Code, and each such determination remains in effect and has not been revoked. Nothing has occurred with respect to the design or operation of any Qualified Plan that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code, and the Qualified Plans have been timely amended to comply with current law.

         (d) No Seller sponsors, maintains, or contributes to, nor has ever sponsored, maintained, or contributed to, or had any liability with respect to, any employee benefit plan subject to section 302 of ERISA, section 412 of the Code, or Title IV of ERISA. None of the Benefit Plans is a multiemployer plan (as defined in section 3(37) of ERISA). No Seller contributes to, nor has ever contributed to or had any other liability with respect to, a multiemployer plan.

         (e) No Seller has any liability with respect to any benefit plan or arrangement other than the Benefit Plans. All Benefit Plans conform (and have at all times conformed) in all material respects to the requirements of ERISA, the Code, and all applicable laws. Each Benefit Plan has been maintained in all material respects in accordance with its documents and with all applicable provisions of the Code, ERISA, and other applicable laws, including federal and state securities laws; and all reporting, disclosure, and notice requirements of ERISA, the Code, and other applicable laws have been fully and completely satisfied with respect to each Benefit Plan.

         (f) With respect to each Benefit Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of section 4975 of the Code or section 406 of ERISA) or breach of any fiduciary duty described in section 404 of ERISA that could, if successful, result in any liability, direct or indirect, for a Seller or any stockholder, officer, director, or employee of a Seller.

         (g) The Sellers have paid all amounts that the Sellers are required to pay as contributions to the Benefit Plans as of the last day of the most recent fiscal year of each of the Plans; all benefits accrued under any funded or unfunded Benefit Plan will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Benefit Plans have been transferred to the appropriate Plan in a timely manner as required by applicable law.

         (h) No Seller has incurred any liability for any excise, income, or other taxes or penalties with respect to any Benefit Plan, and no event has occurred and no circumstance exists or has existed that could give rise to any such liability. There are no pending or, to the Sellers' Knowledge, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any participants or beneficiaries of any Benefit Plans or other persons, alleging any breach of contract or breach of fiduciary duty on the part of any Seller or any of a Seller's officers, directors or employees under ERISA or any applicable law, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there any basis for any such claim. All Benefit Plans have been operated in a manner that would not provide any basis for a claim of damage by any active or former participant, beneficiary, or employee. No Benefit Plan is presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental entity, and no matters are pending with respect to any Benefit Plan under any IRS program.

         (i) No Benefit Plan contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or, except as set forth on Schedule 2.18(i), would give rise to any vesting of benefits, severance, termination or other payments or liabilities as a result of the transactions contemplated by this Agreement, and no payments or benefits under any Benefit Plan or other agreement of the Seller will be considered "excess parachute payments" under section 280G of the Code. No Seller has declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement. No payments or benefits under any Benefit Plan or other agreement of any Seller are, or are expected to be, subject to the disallowance of a deduction under section 162(m) of the Code.

         (j) No Seller has made any plan or commitment, whether or not legally binding, to create any additional Benefit Plan or to modify or change any existing Benefit Plan. No statement, either written or oral, has been made by the Sellers to any person with regard to any Benefit Plan that was not in accordance with the Benefit Plan and that could have an adverse economic consequence to a Seller. All Benefit Plans may be amended or terminated without penalty by the Sellers at any time on or after the Closing.

         (k) With respect to any Benefit Plan that is an employee welfare benefit plan (within the meaning of section 3(1) of ERISA), (i) each welfare plan for which contributions are claimed as deductions under any provision of the Code is in compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of section 419 of the Code) related to a welfare plan, there is no disqualified benefit (within the meaning of section 4976(b) of the Code) that would result in the imposition of a tax under section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of section 4980B(g)(2) of the Code) complies, and in each and every case has complied, in all material respects, with all of the requirements of section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security Act, the Health Insurance Portability and Accountability Act of 1996, and other applicable laws, (iv) no welfare plan provides health or other benefits after an employee's or former employee's retirement or other termination of employment except as required by section 4980B of the Code, (v) Sellers have provided or will provide all applicable notices required by Section 4980B of the Code and the Treasury regulations thereunder to any and all of its Employees, or former employees (and their dependents) who have experienced, or will experience, a COBRA qualifying event (within the meaning of Section 4980B of the Code) on or before the Closing Date, and (vi) set forth on Schedule 2.18(k) is a list of all former employees of the Sellers with respect to whom continuation coverage required by Section 4980B of the Code and the Treasury regulations issued thereunder is currently being provided by the Sellers.

         (l) All persons classified by the Seller as independent contractors satisfy and have at all times satisfied the requirements of applicable law to be so classified; the Seller has fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and the Seller has no obligations to provide benefits with respect to such persons under Benefit Plans or otherwise. No individuals are currently providing, or have ever provided, services to the Company pursuant to a leasing agreement or similar type of arrangement, nor has the Company entered into any arrangement whereby services will be provided by such individuals.

         2.19 Labor Matters.

         (a) Except for the Union Contract, no Seller is a party to any contract, collective bargaining agreement or other agreement with any labor union or organization. No Seller has suffered any strike, slowdown, picketing or work stoppage by any union or other group of employees affecting the Business or any secondary boycott with respect to any of its products, and, to the Sellers' Knowledge, none is currently or has been threatened. There are no unfair labor practice charges or complaints against any Seller pending before the National Labor Relations Board or any other federal, state or local or foreign court or agency. There is no pending demand for recognition by any labor union or other organization claiming to represent any employees of any Seller, and there is no pending union organizing campaign with respect to any of the employees of any Seller.

         (b) Except as set forth on Schedule 2.19(b), there are no outstanding claims against any Seller (whether under federal, state, local or foreign law, under any employment agreement or policy, or otherwise) asserted by or on behalf of any present or former employee or job applicant of any Seller on account of or for (i) overtime pay, other than overtime pay for work done in the current payroll period, (ii) wages or salary for any period other than the current payroll period, (iii) any amount of vacation pay or pay in lieu of vacation time off, other than vacation time off or pay in lieu thereof earned in or in respect of the current fiscal year, (iv) any amount of severance pay or similar benefits, (v) unemployment insurance benefits, (vi) workers' compensation or disability benefits, (vii) any violation of any statute, ordinance, order, rule or regulation relating to plant closings, employment terminations or layoffs, including but not limited to The Workers Adjustment Retraining and Notification Act, (viii) any violation of any statute, ordinance, order, rule or regulations relating to employee "whistleblower" or "right-to-know" rights and protection,
(ix) any violation of any statute, ordinance, order, rule or regulations relating to the employment obligations of federal contractors or subcontractors or (x) any violation of any statute, ordinance, order, rule or regulation relating to minimum wages or maximum hours of work, and neither the Sellers nor the Stockholder is aware of any such claims which have not been asserted. No person (including any governmental agency of any kind) has asserted or, to the Sellers' Knowledge, threatened any claims against any Seller under or arising out of any statute, ordinance, order, rule or regulation relating to discrimination or occupational safety in employment or employment practices.

         2.20 Consents. No consent, approval or authorization of, or exemption by, or filing with, any governmental or regulatory authority or third party is required in connection with the execution, delivery and performance by it of this Agreement or the taking of any other action contemplated hereby, except for
(i) filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), (ii) consents of the landlords under the Real Estate Leases,
(iii) consent of the Maryland Department of Business and Economic Development with respect to (A) that certain Mortgage and Loan Agreement dated as of August 15, 1997 in the original principal amount of $1,000,000, (B) that certain Grant Agreement dated as of July 1, 1999 in the amount of $50,000 and (C) that certain Grant Agreement dated as of July 1, 2000 in the amount of $100,000, each of which is by and between the Maryland Department of Business and Economic Development and Offray, (iv) the consents or approvals with respect to certain Commitments identified on Schedule 2.14 (which Schedule specifically indicates which Commitments so require consent or approval), and (iv) the consents or approvals with respect to certain Governmental Licenses identified on Schedule
2.17 (which Schedule specifically indicates which Governmental Licenses so require consent or approval).

         2.21 Taxes. Except as set forth on Schedule 2.21:

         (a) Each Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete. All Taxes owed by the Sellers (whether or not shown on any Tax Return) have been paid or properly accrued. No Seller is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any Seller does not file Tax Returns that such Seller is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Sellers that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) Each Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other party.

         (c) There is no audit, examination, investigation, dispute or claim concerning any Tax Liability of any Seller either (i) claimed or raised by any authority in writing or (ii) pending or, to the Sellers' Knowledge, threatened. No Tax Returns filed with respect to the Sellers have been audited in the last ten (10) years or currently are the subject of audit. The Sellers have delivered to the Purchaser correct and complete copies of all Tax Returns filed by the Sellers since December 31, 1997 and all related examination reports and statements of deficiencies, if any.

         (d) No Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (e) None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code section 280G. Each Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
Section 6662 of the Code.

         (f) The unpaid Taxes of the Sellers (i) did not, as of December 31, 2000, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Closing Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Sellers in filing its Tax Returns.

         (g) No Seller is a party to any Tax allocation or sharing agreement. No Seller (i) has been a member of any consolidated, combined or affiliated group of corporations filing a consolidated federal income Tax Return (other than a group which consists solely of the Sellers) or (ii) has any Liability for the Taxes of any person (other than for the Sellers) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

         (h) Safe Harbor Lease Property. None of the Purchased Assets is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provisions of former Section 168(f)(8) of the Code.

         (i) Security for Tax-Exempt Obligations. None of the Purchased Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

         (j) Tax-Exempt Use Property. None of the Purchased Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (k) Foreign Person. No Seller (other than Offray UK, Offray Ireland, Offray Canada and Offray Hong Kong) is a person other than a United States person within the meaning of the Code.

         (l) No Withholding. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

         2.22 Intellectual Property.

         (a) Set forth on Schedule 2.22 is a list of all of the Sellers' United States and foreign (i) issued and pending Trademark registrations (including domain name registrations) and applications; (ii) Copyright registrations and applications; (iii) issued and pending Patents; and (iv) material Software (other than commercially available software subject to "shrink-wrap", "click-through" or other standard form license agreements), used in or related to the Business. All such registrations and applications have been properly registered, filed and/or issued in or by the appropriate registry for the benefit of Seller, and all payments and filings necessary to maintain such registrations and applications have been properly made as of the date of the Closing. Any relevant deadlines with respect to any of the foregoing occurring within ninety (90) days after the date of the Closing are specifically identified on Schedule 2.22.

         (b) Any Intellectual Property not owned by the Sellers is the subject of enforceable, transferable licenses or similar agreements, correct and complete copies of which have been provided to Purchaser. Except as set forth on
Schedule 2.22(b) no Seller has any obligation to pay royalties in connection with the sale of any Products. A correct and complete listing of all such licenses is set forth in Schedule 2.22(b).

         (c) No Seller has entered into any prior licenses, agreements, commitments or understandings granting to any third party any rights to use, license or sublicense or otherwise exploit the Intellectual Property, including but not limited to any covenant not to sue, concurrent use agreement or other consent with respect to the Intellectual Property;

         (d) The Intellectual Property does not infringe upon or conflict with the rights of any third party, and there are no claims pending or, to the Sellers' Knowledge, threatened, which allege that any Seller has engaged in any actual or potential infringement, dilution or misappropriation of any third party intellectual property rights;

         (e) There are no claims pending or threatened regarding any actual or potential infringement, dilution, or misappropriation of the Intellectual Property, nor are the Sellers aware of any basis in fact for such a claim.

         2.23 Environmental Matters.

         (a) Except as set forth on Schedule 2.23(a)(1), either Offray or one of the other Sellers has obtained and, as a group, the Sellers hold all Environmental Permits that are required by Environmental Laws with respect to the Business and the Purchased Assets, all of which are listed on Schedule 2.23(a)(2). At Closing, either Offray or one of the other Sellers will transfer to the Purchaser the Environmental Permits listed on Schedule 2.23(a)(2), which Environmental Permits can be transferred to Purchaser as a matter of law without filing any notification with, or obtaining the consent, of any Person. Schedule 2.23(a)(2) identifies all Environmental Permits that cannot be transferred to Purchaser as a matter of law or that require the filing of notification with, or the consent of, any Person to be transferred to Purchaser. Neither any of the Sellers nor the Major Stockholder has Knowledge of any circumstance that could reasonably be expected to result in any such Environmental Permits identified not being transferred or reissued to the Purchaser or issued prior to the Closing Date.

         (b) Except as set forth on Schedule 2.23(b), each Seller is in compliance with all terms, conditions and provisions of all applicable (i) Environmental Permits and (ii) Environmental Laws.

         (c) Except as set forth on Schedule 2.23(c), there are no past, pending or, to the Sellers' Knowledge, threatened Environmental Claims against any Seller in connection with the Business or the Purchased Assets, and the Seller has no Knowledge of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against any Seller.

         (d) Except as set forth on Schedule 2.23(d) to the Sellers' Knowledge, no Releases of Hazardous Materials have occurred at, from, in, to, on or under any Site and no Hazardous Materials are present in, on, under, about or migrating to or from any Site that could give rise to an Environmental Claim against any Seller.

         (e) Except as set forth on Schedule 2.23(e) neither any of the Sellers nor, to the Sellers' Knowledge, any predecessor of any Seller nor any entity previously owned by any Seller in connection with the Business or the Purchased Assets, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material to any off-Site location which could result in an Environmental Claim against any Seller.

         (f) No Site is a current or, to the Sellers' Knowledge, a proposed Environmental Clean-up Site.

         (g) There are no liens (other than Permitted Encumbrances) arising under or pursuant to any Environmental Law on any Site, and, to the Sellers' Knowledge, there are no facts, circumstances or conditions that could reasonably be expected to restrict, encumber or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use or transferability of any Site.

         (h) Except as set forth on Schedule 2.23(h), there are no (i) underground storage tanks, active or abandoned; (ii) polychlorinated biphenyl containing equipment; or (iii) asbestos-containing material at any Site.

         (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of any Seller with respect to any Site which have not been delivered to the Purchaser prior to execution of this Agreement.

         2.24 Insurance. Schedule 2.24 accurately sets forth all current policies of insurance held by or on behalf of each of the Sellers including policy numbers and each outstanding claim thereunder. All such policies of insurance are in full force and effect, no notice of cancellation has been received except as set forth on Schedule 2.24, and all premiums to date have been paid in full. In the reasonable judgment of the Major Stockholder, such policies are in amounts which are adequate in relation to the Business and properties of the Sellers. Schedule 2.24 also sets forth a list of all past product liability insurance and general liability insurance policies (primary and excess) including policy numbers, policy limits and whether such policy was a claims-made or occurrence policy for the last five years.

         2.25 Books of Account. The books, records and accounts of each Seller accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Business. Neither the Stockholders nor any Seller has engaged in any transaction with respect to the Business, maintained any bank account for the Business or used any of the funds of any Sellers in the conduct of the Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

         2.26 Additional Information. Except as noted as to previously delivered information, Schedule 2.26 contains accurate lists and summary descriptions of the following:

         (a) a list of all accounts receivable reflected on the Balance Sheet, specifying in each case the account debtor, the face amount of each receivable, an aging of each receivable and reconciling the aggregate value of all accounts receivable as of the date of the Balance Sheet to the amount of such category set forth on the Balance Sheet that has been previously delivered by the Sellers to the Purchaser. Furthermore, such list identifies each receivable listed thereon that relates exclusively to the Excluded Assets.

         (b) a list of all accounts payable and accrued expenses reflected on the Balance Sheet, specifying in each case the payee, the face amount of each payable, the age of each payable regardless of classification on the balance sheet account, any defenses, setoffs or counterclaims that may exist with respect thereto, and reconciling the aggregate value of all accounts payable as of the date of the Balance Sheet to the amount of such category set forth on the Balance Sheet that has been previously delivered by the Sellers to the Purchaser;

         (c) a list of all customers and all suppliers;

         (d) the names of all present officers and directors of each of the Sellers;

         (e) the names and addresses of every bank and other financial institution in which each Seller maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto;

         (f) the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of each Seller;

         (g) the names of all persons holding powers of attorney from any Seller and a summary statement of the terms thereof;

         (h) all names under which any Seller has conducted the Business or which it has otherwise used during the five years preceding the Closing Date in connection with the Business; and

         (i) a statement of all compensation, reimbursement of expenses, dividends and other payments of any nature whatsoever from the Sellers to the Stockholders since the date of the Balance Sheet.

         2.27 Accounts Payable. The Balance Sheet includes all accounts payable arising out of the Business as of the date of the Balance Sheet and the Closing Date Balance Sheet shall include all accounts payable arising out of the Business as of the Closing Date. All accounts payable as set forth on the Balance Sheet or arising since the date thereof have been incurred in the ordinary course of the Business and, since the date of the Balance Sheet, all such accounts payable have been paid in a timely manner by the applicable Sellers in accordance with past practice.

         2.28 Product Warranties; Product Returns. Schedule 2.28 sets forth all express product warranties made by any Seller and all return policies of the Sellers. Except as set forth on Schedule 2.28, the Sellers have no Knowledge of any anticipated product returns for any reason including, without limitation, returns due to product defects, changes in plan-o-grams or guaranteed sales. Except as set forth on Schedule 2.28, the Sellers have no Knowledge of any credits, allowances or rebates granted by Sellers or claimed by its customers.

         2.29 Relations with Customers and Suppliers. Neither the Sellers nor the Major Stockholder have reason to believe that any customer or supplier of the Business intends to cease its relationship with the Business and, since January 1, 2001, no customer or supplier of the Business has indicated to the Major Stockholder or any Seller that it intends to cease or substantially curtail its relationship with the Business either before, after or because of the consummation of the transactions contemplated hereby.

         2.30 Transactions with Affiliates. Except as disclosed on Schedule 2.30, neither the Major Stockholder, any director or officer of any Seller or any member of his or her immediate family, owns or has a controlling ownership interest in any corporation or other entity that is a party to any Commitment or material business arrangement or relationship with respect to the Business. All transactions between Stockholders and each of the Sellers with respect to the Business have been on substantially the same terms and conditions as similar transactions between non-affiliated parties and are properly recorded on the books and records of the Sellers.

         2.31 Consumer Safety Matters. With respect to products (including all of the components thereof) manufactured or distributed by the Sellers, each Seller has complied with all applicable requirements relating to materials, design, manufacture, testing, performance, labeling, packing, holding, marketing, or promotion of such products, and such products are otherwise not in violation of the laws as set forth in the Consumer Product Safety Act, Federal Hazardous Substances Act, Flammable Fabrics Acts, Poison Prevention Packaging Act, Federal Trade Commission Act, or Textile Fiber Products Identification Act and all comparable state laws (the "Consumer Acts") or any applicable regulations, standards, policies, or guidelines promulgated or issued pursuant to such Consumer Acts, and any similar applicable state or local laws, regulations, policies or guidelines.

         2.32 Brokers. No broker, finder or investment banker other than J.P. Morgan Chase (the "Offray Broker") is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by the Transaction Documents. The fee arrangement with the Offray Broker in the form delivered previously to the Purchaser shall not be modified or amended prior to the Closing Date without the consent of the Purchaser and the Sellers acknowledge and agree that the payment of all fees and commissions of the Offray Broker are the sole responsibility of the Major Stockholder.

         2.33 Full Disclosure. There are and will be no materially misleading misstatements in any of the representations and warranties made by the Sellers and the Major Stockholder in this Agreement, Schedules, Exhibits or in the Escrow Agreement or any of the documents, certificates and instruments delivered or to be delivered by the Sellers or the Stockholders pursuant to this Agreement (the "Transaction Documents") and neither the Stockholders nor the Sellers have omitted to state any fact necessary to make such representations and warranties in the Transaction Documents not materially misleading.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser and the Parent jointly and severally represent and warrant to the Sellers as follows:

         3.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

         3.2 Corporate Power and Authority; Effect of Agreement. The Purchaser and the Parent have all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and by the exhibits attached hereto. This Agreement has been duly and validly executed and delivered by the Purchaser and the Parent and constitutes the valid and binding obligation of the Purchaser and the Parent, enforceable against each in accordance with its terms. The execution, delivery and performance by Purchaser and the Parent of this Agreement and the consummation by Purchaser and the Parent of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both,
(a) violate any provision of the Certificate of Incorporation or the By-laws of Purchaser or the Certificate of Formation or Operating Agreement of the Parent,
(b) violate any provision of law, rule or regulation to which Purchaser or the Parent is subject, (c) violate any order, judgment or decree applicable to Purchaser or the Parent, or (d) violate any agreement to which Purchaser or the Parent is a party.

         3.3 Consents. No consent, approval or authorization of, or exemption by, or filing with, any governmental authority is required in connection with the execution, delivery and performance by Purchaser and the Parent of this Agreement, or the taking of any other action contemplated hereby, except for filing under HSR.

         3.4 Litigation. There is no Litigation pending or, to the Purchaser's Knowledge, threatened, which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby, nor does Purchaser know of any reasonably likely basis for any such Litigation. The Purchaser is not subject to any outstanding orders, rulings, judgments or decrees which would affect the ability of the Purchaser to perform its obligations under this Agreement.

                                   ARTICLE 4
                             ADDITIONAL AGREEMENTS

         4.1 Employees.

         (a) Schedule 4.1(a) sets forth an accurate and complete list of all employees of the Sellers ("Employees") engaged in the conduct of the Business together with their current annual base salary (and any incentive compensation paid during the past year), years of service and job title. Schedule 4.1(a) also sets forth all proposed salary increases for 2002, as well as any salary increases that have been granted since August 31, 2001. Except as set forth on
Schedule 4.1(a), there are no Employees who are on disability or not actively at work in performing services on the Closing Date. Prior to the Closing, the Purchaser may interview and offer employment to, as new employees of the Purchaser, any Employees who satisfy Purchaser's employment criteria, other than those listed on Schedule 4.1(a) as "Excluded Employees." Any Employee who is offered Comparable Employment by the Purchaser but does not become a Hired Employee and who accepts employment with any Seller within six months following the Closing Date shall be deemed to be an "Excluded Employee" and the Sellers shall be required to reimburse the Purchaser for any amounts paid by Purchaser on account of any such Employee pursuant to Section 4.1(j). Those Employees who accept and commence employment with the Purchaser are referred to herein as "Hired Employees". The offer of employment to the Employees (other than Russell
G. Hager) by the Purchaser shall be for employment at will (except as otherwise required by applicable law) and shall not be construed to limit the ability of the Purchaser to terminate any Hired Employees for any reason and each Hired Employee will be required to execute the Purchaser's standard form of confidentiality agreement for its employees. The Sellers shall provide the Purchaser and its representatives with access to its Employees and the personnel files and other records and files maintained by the Sellers with respect to its Employees and a reasonable opportunity to communicate with the Employees during the period between the signing of this Agreement and the Closing Date, and use commercially reasonable efforts to assist the Purchaser in hiring any Employees.

         (b) The Sellers shall retain all liability for contributions due under a Benefit Plan and/or any payments, benefits, or other items payable from, a Benefit Plan attributable to Employees and Sellers' former employees, and the Purchaser shall assume no liability therefor. Such contributions shall include, but shall not be limited to, the contribution to any cash or deferred arrangement maintained by a Seller of elective deferral contributions and matching contributions with respect thereto which are attributable to deferred compensation relating to services performed by the Employees and Sellers' former employees through the Closing Date. No portion of the assets of any Benefit Plan, other plan, fund, program, agreement, or arrangement, written or unwritten, sponsored or maintained by the Sellers (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to the Purchaser, and the Purchaser shall not be required to continue any such Benefits Plan, other plan, fund, program or arrangement after the Closing Date. The amounts payable on account of all Benefit Plans, other plans, funds, programs, agreements, or arrangements, written or unwritten, sponsored or maintained by the Sellers shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent. The Purchaser shall not be liable for any claim for insurance, reimbursement, or other benefits relating to a Benefit Plan, other plan, fund, program, agreement, or arrangement, written or unwritten, sponsored or maintained by the Sellers, except for (i) accrued vacation attributable to Hired Employees to the extent accrued for on the Closing Date Balance Sheet and determined in accordance with Schedule 4.1(g) and (ii) the reimbursement obligations of Purchaser set forth in Sections 4.1(g), 4.1(i) and 4.1(j), and the obligations of Purchaser under Section 4.1(k). The Purchaser shall not be liable for any claims for damages relating to a Benefit Plan, other plan, fund, program, agreement, or arrangement, written or unwritten, sponsored or maintained by the Sellers.

         (c) Effective as of the Closing Date, the Sellers shall take all such action as necessary to cause all Hired Employees to cease to participate in all Benefit Plans, and the Purchaser shall neither adopt nor become a sponsoring employer of, or have any obligations with respect to such Benefit Plans. The Sellers shall be solely responsible for, and shall indemnify the Purchaser against, any and all costs, expenses, and liabilities which have arisen or may arise in connection with any Benefit Plan, including but not limited to, costs, expenses and liabilities arising from income or excise tax assessments, participant benefit claims, fiduciary conduct, or under Title IV of ERISA, including attorney's fees and related costs incurred in defending such assessments and claims.

         (d) The Sellers shall retain all liability with respect to agreements, contracts, or arrangements entered into with individual Employees and Sellers' former employees regarding continuing streams of payment, provision of benefits, reimbursement obligations, monthly pension arrangements, or any other item promised under such an agreement, contract, or arrangement, regardless of whether the affected Employees become Hired Employees. The Purchaser shall neither become a party to, nor have any obligations with respect to any such agreement, contract, or arrangement. The Sellers shall be solely responsible for, and shall indemnify the Purchaser against, any and all costs, expenses, and liabilities which have arisen or may arise in connection with any such agreement, contract, or arrangement, including but not limited to, costs, expenses, and liabilities arising from income or excise tax assessments, claims for damages relating to contract or fiduciary breach, claims relating to discrimination under any federal, state, or local employment related law, or attorney's fees and related costs incurred in defending such assessments and claims. Notwithstanding the provisions of this Section 4.1(d), the Sellers shall have no obligations regarding the payment of salary, commissions, benefits or separation payments for any period after the Closing Date with respect to the Foreign Employee Agreements.

         (e) Prior to the Closing Date, the Sellers shall deliver to the Purchaser a copy of the most recent IRS favorable determination letters obtained with regard to each of its Qualified Plans.

         (f) At the Purchaser's request, but only if and to the extent transferable, the Sellers shall (i) assign to the Purchaser any policies of insurance for the provision of health or welfare benefits to Hired Employees and administrative contracts relating thereto, including, without limitation, the arrangements referred to under items 18 through 24 on Schedule 2.18, and (ii) use commercially reasonable efforts to obtain any necessary consents to or approvals required to give effect to such assignments; provided, that the assignment of any such policy shall not be construed as an assumption by the Purchaser of any plan of the Sellers, or any liability thereunder if not otherwise payable pursuant to the terms of the policy.

         (g) The Purchaser shall not be responsible for (i) any obligations with respect to any individual who is or was an Employee, other than (A) accrued vacation attributable to Hired Employees to the extent accrued on the Closing Date Balance Sheet and determined in accordance with Schedule 4.1(g), which schedule describes the amount owed to each Employee as of December 31, 2001 on an employee-by-employee basis and will be updated through the Closing Date (which updated Schedule will be delivered by the Sellers to the Purchaser promptly following the Closing, but in no event later than thirty (30) days after the Closing Date), and (B) the amounts described in Sections 4.1(h), 4.1(i) and 4.1(j), (ii) any claims (including without limitation workers compensation and disability claims) regarding all injuries or illnesses occurring prior to the Closing Date regardless of when reported, or (iii) providing continuation health coverage as required under Part 6 of Subtitle B of Title I of ERISA with respect to any individual who is or was an Employee, other than continued health coverage obligations relating to (x) Hired Employees with respect to benefit plans of the Purchaser in which a Hired Employee commences participation after the Closing Date and (y) the Employees referred to in
Section 4.1(k). Notwithstanding the foregoing, the Purchaser shall, upon reasonable request of the Sellers, reimburse the Sellers for properly documented payments actually made by Sellers after the Closing Date to, or on behalf of, Hired Employees in connection with workers compensation claims, disability claims and medical expenses, in each case arising out of events occurring prior to the Closing Date regardless of when reported and only to the extent accrued or reserved against on the Closing Date Balance Sheet, but in no event more than
(i) $800,000 for workers compensation claims, (ii) $0 for disability claims and
(iii) $800,000 for medical expenses. With respect to medical expenses only, in the event that actual claims are less than $800,000, then, at any time after August 31, 2002, the Sellers may provide written notice to Purchaser stating that all medical expenses of Hired Employees arising out of events occurring prior to the Closing Date have been satisfied and request that the Purchaser remit to the Sellers an amount equal to $800,000 minus the amount which the Purchaser shall have previously reimbursed Sellers for medical expenses pursuant to this Section 4.1(g). Purchaser shall pay such amount to the Sellers within five (5) Business Days after Purchaser's receipt of such notice and thereafter shall have no obligation to reimburse the Sellers for medical expenses under this Section 4.1(g).

         (h) The Purchaser shall pay to any Hired Employee any commission arising out of sales made prior to the Closing to the extent such commissions are accrued on the Closing Date Balance Sheet; provided that in no event shall the Purchaser make any such payments in connection with any Benefit Plan.

         (i) Within five (5) Business Days after the Purchaser's receipt of a written request of the Sellers, the Purchaser shall reimburse the Sellers for properly documented payments actually made to individuals who were Employees as of the Closing Date who are not offered Comparable Employment by the Purchaser (other than Excluded Employees) and who sign an appropriate release (a copy of which shall be delivered to the Purchaser as a condition precedent to reimbursement) for (A) Separation Payments and (B) accrued vacation to the extent accrued on the Closing Date Balance Sheet and determined in accordance with Schedule 4.1(g). The Sellers shall use commercially reasonable efforts to include the Purchaser and its affiliates as released parties under the above-referenced release.

         (j) Within five (5) Business Days after the Purchaser's receipt of a written request of the Sellers, with respect to individuals who were Employees as of the Closing Date who are offered Comparable Employment by the Purchaser and who do not become Hired Employees (other than Excluded Employees) and who sign an appropriate release (a copy of which shall be delivered to the Purchaser as a condition precedent to reimbursement) (A) the Purchaser shall reimburse Sellers for fifty percent (50%) of all properly documented payments actually made by Sellers for Separation Payments and (B) the Purchaser shall reimburse Sellers for all properly documented payments actually made by Sellers for accrued vacation to the extent accrued on the Closing Date Balance Sheet and determined in accordance with Schedule 4.1(g). The Sellers shall use commercially reasonable efforts to include the Purchaser and its affiliates as released parties under the above-referenced release.

         (k) The Purchaser shall provide continuation health coverage as required under Part 6 of Subtitle B of Title I of ERISA with respect to any individual who is an Employee as of the Closing Date, or was an employee prior to the Closing Date, but does not become a Hired Employee (other than an Excluded Employee), provided that either (A) such continuation coverage was directly affected by the Closing, or (B) the qualifying event triggering such continuation coverage is the sale of assets effectuated by this Agreement. In no event, however, shall the Purchaser be responsible for the administration, sponsorship, or funding of the Seller's health programs. The Purchaser shall administer such continuation health coverage with respect to collection of premiums and the termination of coverage on account of non-receipt of premiums in a manner consistent with the manner in which the Purchaser administers COBRA coverage for its employees generally. The Purchaser shall establish premiums for such coverage in a reasonable and nondiscriminating manner. Within five (5) Business Days after the Sellers' receipt of a written request of the Purchaser, the Sellers shall reimburse the Purchaser for all properly documented payments actually made by Purchaser in connection with Purchaser's obligation to provide health coverage under this Section 4.1(k) to those persons listed on Schedule 2.18(k) and any other employees of the Sellers who have a COBRA qualifying event between the date hereof and the Closing Date, (other than those for whom the qualifying event triggering such continuation coverage is the sale of assets effectuated by this Agreement), in excess of the premiums actually received by Purchaser.

         (l) The Purchaser shall have the right, using counsel of Purchaser's choosing at Purchaser's cost, to initiate negotiations and reach a settlement with counsel for Sylvie-Jolle Roche with regard to her employment status after the Closing. Offray shall cooperate in all reasonable respects in the execution of any necessary separation and release documents, including having prepared and delivered to counsel for Ms. Roche a letter of withdrawal from Offray's counsel in France who has engaged in previous discussions with counsel to Ms. Roche concerning her employment status.

         (m) Within five (5) Business Days after the Purchaser's receipt of a written request of the Sellers, the Purchaser shall reimburse the Sellers for all properly documented payments actually made by Sellers for that portion of the payroll account accrual relating to 401(k) contributions and payroll taxes, in each case, to the extent accrued on the Closing Date Balance Sheet.

         4.2 Third Party Consents. The Sellers shall use commercially reasonable efforts to obtain all consents and approvals necessary to assign the Commitments to the Purchaser. To the extent that any of the Sellers' rights under any Commitment (including the Real Estate Leases) may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair the Purchaser's rights under the Commitment in question so that the Purchaser would not in effect acquire the benefit of all such applicable Commitment, the appropriate Sellers shall use commercially reasonable efforts to obtain for the Purchaser the benefits thereunder and shall cooperate, to the maximum extent permitted by law and such Commitment, with Purchaser in any other reasonable commercial arrangement (which may be a subcontract, sublease, or other arrangement) designed to provide such benefits to Purchaser and, in such event, Purchaser shall perform under the applicable terms thereof. Upon receipt of such required consent the applicable Sellers and the Purchaser shall execute and deliver an Assignment and Assumption Agreement, covering the subject Commitment. Until the Commitment shall be so assigned, the Sellers shall not amend the Commitment or waive any right thereunder without the prior written consent of the Purchaser. The condition set forth in Section 5.5 shall not be deemed satisfied unless, on the Closing Date, all consents for Critical Commitments shall have been obtained.

         4.3 Further Assurances. At any time or from time to time after the Closing, the Purchaser and each Seller shall, at the request of the other and at the requesting party's expense, execute and deliver any further instruments or documents and take all such further action as such party may reasonably request in order to evidence the consummation of the transactions contemplated hereby.

         4.4 Post-Closing Access to Information. At all times after the Closing Date, each party will permit the others and their respective representatives (including their counsel and auditors) during normal business hours, to have reasonable access to and examine and make copies, at the expense of the copying party, of all books, records, files, documents and insurance policies in its possession which relate to the conduct of the Business prior to the Closing Date.

         4.5 Non-Competition by the Sellers and the Stockholders; Right of First Refusal.

         (a) For a period of five (5) years from the Closing Date, none of the Stockholders nor any Seller will, without the prior written consent of the board of directors of the Purchaser, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise anywhere in the world that is competitive with the Business as now conducted by the Sellers or which may be conducted by Purchaser at that time, provided that, the Stockholders shall be entitled to continue to be engaged in the business of Promatrx, Inc. as now conducted and the Specialty Business. It is recognized by the Sellers and the Stockholders that the Business is or will be involved in activity throughout the entire world, and that more limited geographical limitations on this non-competition covenant (and the non-solicitation covenant set forth in Section 4.6 hereof) are therefore not appropriate.

         (b) The foregoing restriction shall not be construed to prohibit the ownership by any Stockholder of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither such Stockholder nor any group of persons including such Stockholder in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

         4.6 No Solicitation by the Sellers and the Stockholders.

         (a) For a period of five (5) years from the Closing Date, no Stockholder nor any Seller will, either directly or indirectly, call on or solicit with respect to the Business any person, firm, corporation or other entity who or which, as of the Closing Date, was, or within five (5) years prior thereto had been, a customer of any Seller or Purchaser or any of their affiliates.

         (b) For a period of two (2) years from the Closing Date, no Stockholder nor any Seller will, either directly or indirectly, solicit the employment or services of any person who was employed by any Seller prior to the Closing or by the Purchaser or its Affiliates subsequent to the Closing on a full or part-time basis or an independent contractor (including entities engaged as such) engaged by the Sellers prior to the Closing or by the Purchaser subsequent to the Closing to provide sales or marketing functions, unless such person prior to such solicitation (i) was involuntarily discharged by Purchaser or such affiliate, (ii) voluntarily terminated his or her relationship with Purchaser or such affiliate, or (iii) was not a Hired Employee.

         4.7 Equitable Relief.

         (a) The Stockholders acknowledge that the restrictions contained in Sections 4.5 and 4.6 hereof are reasonable and necessary to protect the legitimate interests of Purchaser and its affiliates, that Purchaser would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to Purchaser.

         (b) The Stockholders and each Seller agree that Purchaser shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, which rights shall be cumulative and in addition to any other rights or remedies to which Purchaser may be entitled. In the event that any of the provisions of Sections 4.5 or 4.6 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

         (c) If any Stockholder or any Seller breaches the provisions set forth in Sections 4.5 or 4.6 of this Agreement, the time period for compliance with such breached provision shall be extended for an additional time period equal to the duration of the breach. Furthermore, if any Stockholder or any Seller breaches the provisions set forth in Section 4.5 (Non-Competition), the Purchaser shall have the right upon written notice to Offray to terminate the license described in Section 4.13 of this Agreement, in addition to such other rights and remedies as may be available to Purchaser pursuant to this Agreement or otherwise.

         (d) Each Seller and each Stockholder agree that Purchaser may provide a copy of Sections 4.5 and 4.6 of this Agreement to any business or enterprise (i) which he, she or it may directly or indirectly own, manage, operate, finance, join, participate in the ownership, management, operation, financing, control or control of, or (ii) with which he, she or it may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he, she or it may use or permit his, her or its name to be used; provided, however, that this provision shall not apply after expiration of the time periods set forth therein.

         4.8 Certain Taxes. Each Seller shall be jointly and severally responsible for and shall timely pay all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including, without limitation, any penalties and interest) incurred in connection with this Agreement (including, without limitation, any Transfer Tax) and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Purchaser will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation. Purchaser shall provide Sellers with resale exemption certificates as is appropriate.

         4.9 Control Rights. It is understood that each party to this Agreement will be making filings with respect to Taxes in connection with this Agreement. In the event of any audits, disputes, administrative, judicial or other proceedings related to Taxes with respect to which any party may incur liability hereunder, the party making the filing shall have the right to control such proceedings. Subject to the preceding sentence, in the event an adverse determination may result in each party having responsibility for an amount of Taxes under this Agreement, each party shall be entitled to fully participate in that portion of the proceedings relating to the Taxes with respect to which it may incur liability hereunder. For purposes of this section, the term "participation" shall include (i) participation in conferences, meetings or proceedings with any tax authority, the subject matter of which includes an item for which such party may have liability hereunder, (ii) participation in appearances before any court or tribunal, the subject matter of which includes an item for which a party may have liability hereunder, and (iii) with respect to the matters described in the preceding clauses (i) and (ii), participation in the submission and determination of the content of the documentation, protests, memorandum of fact and law, briefs and the conduct of oral arguments and presentations.

         4.10 Dissolution of Sellers; Change of Name. Each Seller agrees that following the Closing it shall refrain from carrying on any business, except (a) subject to the provisions of Section 4.11, Offray may continue to engage in the Specialty Business under the name "Offray Specialty Narrow Fabrics, Inc." and
(b) each Seller other than Offray may proceed with its orderly dissolution and liquidation. Promptly following the Closing, each Seller other than Offray shall change its name to a new name bearing no resemblance to its present name. Each Seller agrees to execute any document necessary to allow the Purchaser to use the "Offray," "C.M. Offray" and "Lion Ribbon" names immediately after the Closing. After the dissolution of any Sellers, the Major Stockholder shall be liable for any obligations of such Seller hereunder.

         4.11 License Grant from Purchaser to Offray.

         (a) Effective upon the Closing and continuing indefinitely, unless and until any of the Stockholders or Sellers engage in any of the competitive activities prohibited by Section 4.5, whether or not such activities are conducted during the five (5) year restriction period or thereafter, the Purchaser hereby grants to Offray a non-exclusive, royalty-free, worldwide license, with no right to sublicense, to use the names "Offray" and "C.M. Offray" (together, the "Marks") solely in connection with the continuation of the Specialty Business (the "License"). Neither the Stockholders, nor any Seller, nor any affiliate thereof, may use the words "Offray," "C.M. Offray" or "Lion Ribbon" in any service mark, trademark, trade name, fictitious name or similar name or in any corporate or other legal entity name, except (i) that Offray may use the Marks pursuant to the License, (ii) the Stockholders may use the Marks for all non-commercial purposes, and (iii) as otherwise agreed to by the Purchaser. The License is personal to Offray, and except as permitted in
Section 4.11(c), such License may not be sold, assigned or otherwise transferred to any third party without the prior written consent of the Purchaser, to be granted or withheld in the Purchaser's sole and unfettered discretion. For purposes of this paragraph, a merger or consolidation involving Offray or any transaction resulting in fifty percent (50%) or more of the capital stock of Offray being owned by any person who is not a Stockholder, or a child or grandchild of the Major Stockholder shall be deemed to be an attempted transfer with respect to the License. The License shall terminate upon the occurrence of any attempted transfer unless the Purchaser has first furnished its written consent to the continuation of the License notwithstanding the occurrence of such event.

         (b) Offray shall use commercially reasonable efforts to maintain the quality of the goods offered in connection with the Marks and adhere to such other reasonable quality control standards that Purchaser may, from time to time, communicate to Offray with respect to the Marks. Purchaser shall have the right to require that Offray submit to Purchaser representative samples of any promotional materials for the goods or related materials bearing the Marks. Offray will render all reasonable assistance to Purchaser in protecting Purchaser's ownership in the Marks. Each Stockholder agrees to indemnify the Purchaser for any damage, loss, liability or deficiency, including reasonable attorneys' fees, arising out of or due to acts or omissions of such Stockholder in connection with the use of the Marks pursuant to the License.

         (c) At any time following the second anniversary of the Closing Date, Offray may transfer the License to a third party, provided that the transferee
(i) agrees to be bound by a non-competition covenant no less favorable to the Purchaser than that contained in Section 4.5, as evidenced by a written instrument in form and substance reasonably satisfactory to the Purchaser and
(ii) may only have rights to the License for so long as such transferee remains bound by and is in compliance with such non-competition covenant, but in no event shall the transferee's right to the License extend for a period longer than five (5) years from the date of the transfer of the License to the transferee. It is agreed and understood that the License is solely for use in connection with the continuation of the Specialty Business and any permitted transferee of the License may only use it for such purposes.

         (d) The Purchaser agrees that, for a period of five (5) years after the Closing Date, it will not license or sublicense the "Offray" name to any other Person engaged in a business similar to the Specialty Business; provided that in no event shall this provision (i) restrict the ability of the Purchaser or any affiliate of the Purchaser from using the "Offray" name in any way or (ii) prevent the Purchaser from transferring the "Offray" name to a purchaser of all or substantially all of the assets of the Purchaser.

         4.12 Conduct of the Sellers' Business Prior to the Closing Date.

         (a) Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, the Sellers shall conduct the Business in all material respects in the ordinary course and shall use commercially reasonable efforts to maintain all current business relationships.

         (b) Business Organization. Between the date of this Agreement and the Closing Date, the Sellers shall use commercially reasonable efforts to (a) preserve substantially intact the business organization of the Business and keep available the services of the present officers and employees of the Business, and (b) preserve in all material respects the present business relationships and goodwill of the Business.

         (c) Corporate Organization. Between the date of this Agreement and the Closing Date, no Seller shall cause or permit any amendment of the certificate of incorporation (or other governing instrument) of such Seller, and, as such actions relate to the Business or the Purchased Assets, shall not:

         (i) except as to (i) year-end bonuses and wage increases effective January 1, 2002 for union employees required under the Union Contract; (ii) year-end bonuses and wage increases effective January 1, 2002 for non-union hourly employees consistent with past practice, which increases are set forth on
Schedule 4.1(a), and (iii) with Purchaser's prior approval, year-end bonuses for salaried employees consistent with past practice and described on Schedule 4.1(a), grant any general increase in the rates of pay of any of its hourly-paid employees, grant any increase in the salary or other compensation of any of its officers or other salaried employees or grant any bonuses of any kind to any of its employees;

         (ii) be party to any merger, consolidation or other business combination or enter into any discussions with any third party, either agent or principal, concerning a possible investment, merger acquisition, or other business combination or provide confidential information regarding the Seller to any third party;

         (iii) sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

         (iv) organize any new subsidiary or acquire any equity securities of any person or any equity or ownership interest in any business;

         (v) distribute any Purchased Assets to its stockholders;

         (vi) except as permitted in the Loan and Security Agreement with Foothill Capital Corporation, declare or pay any dividend or make any other distribution to its Stockholders; provided that in no event may any Seller declare or pay any dividend payable other than in cash; or

         (vii) move or relocate any of the tangible Purchased Assets from a Facility other than (A) to the Mexico Location or another Facility, (except the Watsontown Facility and any portion of the Chester Premises that is not subject to the Chester Premises Lease), (B) sales of Inventory in the ordinary course of business and (C) Inventory moved or relocated in the ordinary course of business to a location set forth on Schedule 1.1(a)(i).

         (d) Other Restrictions. Without the consent of the Purchaser, between the date of this Agreement and the Closing Date, no Seller shall, as such actions relate to the Business or the Purchased Assets:

         (i) except for revolving credit borrowings under the Loan and Security Agreement with Foothill Capital Corporation, borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money;

         (ii) create any encumbrance on any of its properties or Purchased
Assets;

         (iii) create or modify, except as noted in the Schedules to this Agreement, any bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA);

         (iv) (A) terminate or change the employment of any of its salespersons, managerial personnel or clerical personnel for any reason without the prior consent of the Purchaser or (B) permit any of its salespersons, managerial personnel or clerical personnel to resign without giving notice to the Purchaser within one Business Day after receiving notice of such resignation or such person's intention to resign;

         (v) except for hourly union and non-union employees necessary for the operation of the Business in the ordinary course, hire or agree to hire any new employee;

         (vi) make or commit to make any capital expenditure in excess of $25,000 in a single instance or $100,000 in the aggregate;

         (vii) enter into any agreement that restricts it or any of its subsidiaries from carrying on its business;

         (viii) pay, discharge or satisfy any claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations incurred in the ordinary course of business and consistent with past practice;

         (ix) cancel any debts or waive any claims or rights;

         (x) enter into any agreement which, if it were entered into prior to the signing of this Agreement, would constitute a Commitment and be required to be scheduled on Schedule 2.14; or

         (xi) deliver merchandise to a customer on an accelerated schedule or in a manner not in the normal course, except where the customer's purchase order specifically indicates that the merchandise is to be delivered prior to the Closing Date.

         (e) Accounting Procedures. Without the consent of the Purchaser, the Sellers shall not change, alter or deviate from the accounting procedures used in the preparation of the Balance Sheet.

         4.13 Confidentiality. Each of the Sellers and each Stockholder recognizes and acknowledges that it has had access to confidential information relating to the Purchased Assets and the Business and the transactions contemplated by this Agreement, including without limitation, information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships with dealers, distributors, wholesalers, customers, clients, suppliers and others who have business dealings with the Business ("Confidential Information"). Each of the Sellers and each Stockholder acknowledges that such Confidential Information is a valuable and unique asset and covenants that he, she or it will not disclose any such Confidential Information for any reason whatsoever, without the consent of the Purchaser, unless such information (a) is in the public domain through no wrongful act of the Sellers or the Stockholders, or (b) except as may be required by law. The obligations of the Sellers and the Stockholders under this Section 4.15 shall survive the Closing.

         4.14 Collection of Accounts Receivable.

         (a) Notwithstanding anything to the contrary in this Agreement, all cash or checks received by any of the Sellers or the Stockholders in respect of the Purchased Assets or the Business after the Closing Date shall be for the benefit of the Purchaser, and within seven (7) Business Days after receipt, paid to the Purchaser; provided, however, such receipts shall exclude cash or checks received related to any Excluded Assets. All cash or checks received from a particular third party by the Purchaser after the Closing Date in respect of payment of any Accounts Receivable included in the Purchased Assets shall, unless otherwise identified to a specific invoice, be assumed to be in payment of invoices in the order of their respective issuance dates (with the oldest invoice being paid first).

         (b) Notwithstanding anything to the contrary in this Agreement, all cash or checks received by the Purchaser in respect of the Excluded Assets after the Closing Date shall be for the benefit of the Sellers, and within seven (7) Business Days after receipt, paid to the Sellers; provided, however, such receipts shall exclude cash or checks received related to any Purchased Assets.

         (c) Attached as Schedule 4.14(c) is a list of all customers that are customers of both the Specialty Products Division and the Business.

         (d) During the period commencing on the Closing Date and ending on October 31, 2002, the Purchaser shall (i) use commercially reasonable efforts to collect the Accounts Receivable, and (ii) use commercially reasonable practices with respect to granting credits relating to the Accounts Receivable. During such period, the Purchaser shall, within fifteen (15) Business Days after the end of each month, provide to the Sellers a report containing information regarding the collection of the Accounts Receivable for such month and credits granted for such month. As soon as reasonably practicable following October 31, 2002, the Purchaser shall send the Sellers a notice of the amount (the "Uncollected Amount") of the Accounts Receivable which have not been collected as of October 31, 2002, along with a breakdown of the individual uncollected Accounts Receivable. If the Uncollected Amount is less than the bad debt reserve and the reserve for returns and allowances and customer programs for Accounts Receivable reflected on the Closing Date Balance Sheet, then the Purchaser shall pay to the Sellers an amount equal to such difference. If the Uncollected Amount is greater than the sum of (x) the bad debt reserve and the reserve for returns and allowances and customer programs for Accounts Receivable reflected on the Closing Date Balance Sheet, plus (y) the portion of the Uncollected Amount attributable to Jo-Anne Stores, Inc. (to the extent such amount exceeds any reserve reflected on the Closing Date Balance Sheet specifically related to Jo-Anne Stores, Inc.), then the Sellers shall pay to the Purchaser an amount equal to such difference. Any amounts to be paid under this Section 4.14(d), unless otherwise mutually agreed to by the Purchaser and the Sellers, shall be paid by wire transfer of immediately available funds to the account specified by the Party to be paid, within ten (10) Business Days of the Sellers' receipt of the notice specifying the Uncollected Amount.

         4.15 Sample Books. With respect to all ribbon sample books located on the Chester Premises or any other Facility, the parties agree as follows:

         (a) The Major Stockholder shall maintain ownership and possession of one copy (and, if only one copy exists for a particular book, such only copy) of the actual physical ribbon sample books;

         (b) The Major Stockholder shall provide to the Purchaser the duplicate copy (if any) of all ribbon sample books;

         (c) If no duplicate copy exists, the Major Stockholder will, upon reasonable notice and during normal business hours, permit the Purchaser to have access, for a period of five (5) years following the Closing Date, to the only copy of such ribbon sample books; and

         (d) Notwithstanding possession of the physical ribbon sample books, all copyright and other intellectual property rights which may exist (whether in the design of such samples or otherwise) in and to the ribbon samples contained in such books shall belong solely to the Purchaser.

         4.16 Restriction Regarding Argentina. For so long as any non-competition provisions contained in that certain Amended and Restated Stock Purchase Agreement dated December 18, 2001 among Carlos Alberto Fernandez, Offray Holdings, Inc. and the Major Stockholder related to the sale of stock of Abrafic S.A. and that certain Amended and Restated Debt Restructuring Agreement dated December 18, 2001, remain in full force and effect, but in no event after the fifth (5th) anniversary of the Closing Date, the Purchaser shall not sell directly into Argentina any products labeled or branded with the "Offray" name.

         4.17 Update Schedules. Between the date hereof and the Closing Date, the Sellers will promptly disclose to Purchaser in writing any information set forth in the Schedules to this Agreement which is no longer applicable and any information of the nature of that set forth in the Schedules to this Agreement which arises after the date hereof and which would have been required to be included in the Schedules to this Agreement if such information had been obtained on the date of delivery thereof. Immediately prior to the Closing, any Schedule which addresses matters only as of a particular date shall be updated through the end of the calendar month immediately preceding the Closing (except for Schedule 4.1(g), which need only address accrued vacation through December 31, 2001, but which must be updated through the Closing Date pursuant to Section 4.1(g)).

         4.18 Sellers' Bank Accounts. Prior to the Closing, the Purchaser will designate, from among the accounts described in Section (e) of Schedule 2.26, which accounts the Purchaser will take assignment of, and after the Closing, Sellers will use commercially reasonable efforts to assist Purchaser in having such accounts assigned to the Purchaser. With respect to all other accounts described in Section (e) of Schedule 2.26, on the Closing Date, the Sellers shall execute and deliver to the Purchaser a statement certifying the amount contained in each such account and the aggregate amount contained in all such accounts shall be credited against the Purchase Price.

         4.19 Reimbursement Payments from Purchaser. The parties agree that any obligation of the Purchaser to make a payment to the Sellers under this Agreement may be satisfied by the delivery by the Purchaser to Offray of the amount to be paid.

                                    ARTICLE 5
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

         5.1 Representations, Warranties and Covenants of Sellers and Stockholders. Each Seller and each Stockholder shall have complied in all respects with each of the agreements, covenants and conditions contained herein to be performed by it on or prior to the Closing Date, and all of the representations and warranties of the Sellers and the Major Stockholder contained herein shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date without giving effect to any Schedule updates after the date hereof; it being agreed to and understood that for purposes of this Section 5.1, changes, events or developments resulting from general economic conditions or affecting in general persons engaged in the Business may constitute a Material Adverse Effect. Purchaser shall have received a certificate of each Seller and the Major Stockholder, dated as of the Closing Date and signed by an officer of such Seller and by the Major Stockholder, certifying as to the fulfillment of the condition set forth in this Section 5.1.

         5.2 No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the Purchaser from consummating the transactions contemplated hereby. No Litigation shall be pending or, to the Sellers' or the Purchaser's Knowledge, threatened with respect to the consummation of the transactions contemplated hereby.

         5.3 Governmental Consents. All consents, approvals, authorizations, exemptions and waivers from governmental agencies that shall be required in order to enable the Purchaser to consummate the transactions contemplated hereby shall have been obtained, including, without limitation, (i) the termination or expiration of the applicable waiting period under HSR and (ii) the consents of the Maryland Department of Business and Economic Development referred to in
Section 2.20.

         5.4 NJ-ISRA. Prior to Closing, Sellers shall obtain and provide to Purchaser either: (i) a letter from the New Jersey Department of Environmental Protection ("NJDEP") stating that the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et. seq. and the regulations promulgated thereunder (collectively "ISRA") are not applicable to the transaction contemplated by this Agreement; or (ii) an approved Negative Declaration (as defined by ISRA) or No Further Action Letter (as defined by ISRA) (the Negative Declaration or No Further Action Letter, as the case may be, are hereinafter referred to collectively as the "ISRA Clearance") with respect to the Chester Premises. If Sellers are unable to obtain ISRA Clearance by the Closing for the Chester Premises, then Sellers shall apply for and, prior to Closing, enter into a Remediation Agreement (as defined by ISRA) with NJDEP or an amendment to an existing Remediation Agreement with NJDEP for the Chester Premises. In any such Remediation Agreement, Seller shall pay for and be identified as the sole party responsible for: (i) compliance with the Remediation Agreement after Closing; and (ii) obtaining ISRA Clearance after the Closing. In addition, Seller shall provide all necessary financial assurance required by NJDEP under any such Remediation Agreement.

         5.5 Third Party Consents. All consents and approvals by any third parties to the transfer and assignment of the Purchased Assets required pursuant to the terms of the Commitments listed on Schedule 5.5 (the "Critical Commitments") shall have been obtained and delivered to the Purchaser; provided that in the event that the Purchaser determines that any Commitment which is not identified on Schedule 2.14 as requiring consent or approval for assignment in fact does require consent or approval for assignment, the Purchaser shall have the right, without the consent of the Sellers or the Stockholders, to add such Commitment to Schedule 5.5.

         5.6 Real Property Leases. For each Real Property Lease, the Sellers shall have delivered to the Purchaser an estoppel certificate, consent of assignment from the applicable lessor thereunder and an assignment agreement, each in form and substance reasonably satisfactory to the Purchaser.

         5.7 Transfer of Real Property. The Sellers shall have sold to Purchaser all right, title and interest in all of the Real Property, paid all applicable transfer taxes with respect thereto, and (a) delivered, for each parcel of Real Property, a duly executed deed in form and substance reasonably satisfactory to the Purchaser and including a warranty against Sellers' acts (special warranty deed) subject only to Permitted Encumbrances, and (b) delivered a duly executed indemnity agreement in form and substance reasonably satisfactory to the Purchaser for encroachments and other defects in title of the Real Property.

         5.8 Bills of Sale and Assignment. Each Seller shall have delivered to Purchaser bills of sale, patent and trademark assignments and such other assignments, endorsements and other good and sufficient instruments and documents of conveyance and transfer as shall be necessary to transfer and assign the Purchased Assets to the Purchaser or its designated Affiliate.

         5.9 Release of Liens. The Sellers shall have delivered to the Purchaser appropriate instruments of release, including, without limitation, UCC-3 Termination Statements, reflecting the release of all security interests in the Purchased Assets, it being agreed to and understood that UCC-1 Financing Statements filed as notice filings on leased equipment under those Commitments assumed by the Purchaser do not constitute security interests.

         5.10 Mortgage Satisfactions. The Sellers shall have delivered to the Purchaser all mortgage satisfaction agreements to be recorded in the applicable public records reflecting the release of all mortgages and deeds of trust securing interests in the Real Property.

         5.11 Environmental Review. The Purchaser shall be satisfied in its sole discretion with the results of an environmental review and facility investigation, including any subsurface sampling, to be conducted by Purchaser or consultants retained by Purchaser at its expense.

         5.12 Environmental Permits.

         (a) The Sellers shall have obtained, assigned and transferred to the Purchaser all Environmental Permits that are required by Environmental Laws with respect to the Business and the Purchased Assets and any and all consents, approvals, authorizations or waivers required in connection with such assignment and transfer shall have been obtained.

         (b) The Sellers shall have either (i) obtained a determination from the Alabama Department of Environmental Management to the effect that air permits are not required for the Anniston, Alabama Facility, or (ii) obtained any necessary air permits for such Facility.

         5.13 Chester Premises Lease. The Purchaser and Offray shall have entered into a lease relating to a portion of the Chester Premises in substantially the form attached hereto as Exhibit C.

         5.14 Offray's Certificate. Each Seller shall have delivered to the Purchaser a certificate signed by an authorized officer certifying as to (i) the incumbency of the officers of such Seller executing documents or instruments on its behalf and (ii) resolutions of the board of directors and consent of stockholders authorizing the transactions contemplated herein; and attaching a good standing certificate of each Seller as of a date within thirty (30) days of the Closing Date.

         5.15 Form and Content of Documents. The form and content of all documents, certificates and other instruments to be delivered by the Sellers and the Major Stockholder shall be reasonably satisfactory to the Purchaser and its counsel.

         5.16 Escrow Agreement. The Purchaser and the Sellers shall have entered into the Escrow Agreement.

         5.17 Transition Services Agreement. The Purchaser and Offray shall have entered into a Transition Services Agreement (the "Transition Services Agreement") relating to the provision by the Purchaser to Offray of certain bookkeeping and other administrative services and the provision of administrative services by Offray to the Purchaser for a period not to exceed four (4) months from the Closing Date in substantially the form attached hereto as Exhibit D.

         5.18 Opinion of Counsel. The Purchaser shall have received the written opinion dated the Closing Date of Drinker Biddle & Shanley LLP, counsel to the Sellers and the Major Stockholder, in form and substance reasonably satisfactory to the Purchaser and its counsel.

         5.19 Employment Agreement. The Purchaser and Russell G. Hager shall have entered into an employment agreement in form and substance reasonably satisfactory to the Purchaser.

         5.20 Material Adverse Changes. From the date of the Balance Sheet to the Closing Date, neither the Business nor the Purchased Assets shall have been Materially Adversely Affected in any way, including, without limitation, by fire, casualty, act of God or otherwise. There shall be no conditions existing or, to the Sellers' or the Purchaser's Knowledge, threatened with respect to the Business or the Purchased Assets that might be expected to have a Material Adverse Effect. It is agreed to and understood that for purposes of this Section 5.20, changes, events or developments resulting from general economic conditions or affecting in general persons engaged in the Business may constitute a Material Adverse Effect.

         5.21 Tax Clearance Certificate. Each Seller shall provide Purchaser with any clearance certificate or similar document(s), if any, that may be required by any state taxing or other Governmental or Regulatory Authority in order to relieve Purchaser of any obligation to withhold any portion of the Purchase Price.

         5.22 Nonforeign Affidavits. Offray, Lion and CVO shall furnish Purchaser with a FIRPTA affidavit, stating, under penalties of perjury, the transferor's United States taxpayer identification number and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

                                   ARTICLE 6
                     CONDITIONS TO THE sellerS' OBLIGATIONS

         The obligations of the Sellers to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

         6.1 Representations, Warranties and Covenants of Purchaser and Parent. The Purchaser and the Parent each shall have complied in all respects with each of the agreements and covenants contained herein to be performed by it on or prior to the Closing Date, and all of its representations and warranties contained herein shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date. The Sellers shall have received a certificate of each of the Purchaser and the Parent, dated as of the Closing Date and signed by its officer, certifying as to the fulfillment of the condition set forth in this Section 6.1.

         6.2 No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the Sellers from consummating the transactions contemplated hereby. No Litigation shall be pending or threatened with respect to the consummation of the transactions contemplated hereby.

         6.3 Governmental Consents. All consents, approvals, authorizations, exemptions and waivers from governmental agencies that shall be required in order to enable the Sellers to consummate the transactions contemplated hereby shall have been obtained including, without limitation, the termination or expiration of the applicable waiting period under HSR.

         6.4 Chester Premises Lease. The Purchaser and Offray shall have entered into a lease relating to a portion of the Chester Premises in substantially the form attached hereto as Exhibit C.

         6.5 Transition Services Agreement. The Purchaser and Offray shall have entered into the Transition Services Agreement.

         6.6 Assumption Agreement. The Purchaser shall have delivered to the Sellers an Assumption Agreement sufficient to assign and assume the Assumed Liabilities.

         6.7 Secretary's Certificate. The Purchaser and the Parent each shall have delivered to the Sellers a certificate certifying as to (i) the incumbency of its officers executing documents or instruments on its behalf and (ii) resolutions of its board of directors authorizing the transactions contemplated herein; and attaching a good standing certificate as to it as of a date within ten days of the Closing Date.

         6.8 Form and Content of Documents. The form and content of all documents, certificates and other instruments to be delivered by the Purchaser and the Parent shall be reasonably satisfactory to the Sellers, Stockholders and their counsel.

         6.9 Escrow Agreement. The Purchaser and the Sellers shall have entered into the Escrow Agreement.

         6.10 Opinion of Counsel. The Sellers shall have received the written opinion dated the Closing Date of Morgan Lewis & Bockius LLP, counsel to the Purchaser, in form and substance reasonably satisfactory to the Sellers and their counsel.

                                    ARTICLE 7
                                 INDEMNIFICATION

         7.1 Indemnification by Sellers and Major Stockholder. From and after the Closing, each Seller and the Major Stockholder shall jointly and severally reimburse and indemnify and hold Purchaser and the Parent harmless against any and all actions, suits, claims, proceedings, investigations, audits, demands, damages, losses, liabilities, deficiencies, assessments, fines, judgments, costs and other expenses (including, without limitation and subject to Section 7.6, reasonable audit, consultant and legal fees) (collectively, subject to the limitations specified in Section 7.3, "Losses") to Purchaser or the Parent (which, for purposes of this Article 7, shall include any director, officer or employee of Purchaser and the Parent or any affiliate of Purchaser) arising out of or by reason of (a) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of any Seller or the Stockholders under this Agreement not waived in writing by the Purchaser or from any misrepresentation in or omission from any written statement, list, certificate or other instrument furnished to the Purchaser by the Sellers or Stockholders pursuant to this Agreement (without consideration of any materiality standard set forth therein); (b) any liability or obligation of the Sellers or the Stockholders which is not an Assumed Liability; (c) (i) the presence, Release or threatened Release of any Hazardous Materials existing as of or prior to the Closing at, from, in, to, on, or under any Site, (ii) the transportation, treatment, storage, handling or disposal, or the arrangement for the transportation, treatment, storage, handling or disposal of any Hazardous Materials by or on behalf of the Business or any of the Sellers, any predecessors of the Business or any of the Sellers, or any entity currently or previously owned or controlled by the Business or any of the Sellers to any off-Site location prior to the Closing, and (iii) any violation or non-compliance with any Environmental Law or Environmental Permit prior to Closing by the Business or any of the Sellers, any predecessors of the Business or any of the Sellers, or any entities currently or previously owned or controlled by the Business or any of the Sellers; (d) any medical insurance claims for the period prior to the Closing in excess of reserves on the Closing Balance Sheet; (e) any action or inaction prior to the Closing Date of any of the Sellers or any of the Stockholders or of any director, officer, employee, agent, representative or subcontractor of any of the Sellers; and (f) any costs associated with the failure to obtain consent to the assignment of a Commitment.

         7.2 Indemnification by Purchaser and the Parent. From and after the Closing, the Purchaser and the Parent shall jointly and severally reimburse and indemnify and hold each Seller and the Major Stockholder harmless against any and all Losses to a Seller or Stockholder (which, for purposes of this Article 7, shall include any director, officer or employee of a Seller) resulting from
(a) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Purchaser or the Parent under this Agreement not waived in writing by the Major Stockholder or from any misrepresentation in or omission from any written statement, list, certificate or other instrument furnished to the Sellers or Major Stockholder by the Purchaser pursuant to this Agreement (without consideration of any materiality standard set forth therein) with respect to matters relating to the Purchaser or the Parent existing on or prior to the Closing Date, (b) any Assumed Liability, and (c) any action or inaction after the Closing Date of Purchaser or any director, officer, employee, agent, representative or subcontractor of the Purchaser, other than the claims in Section 7.1.

         7.3 Limitation on Liability.

         (a) No amounts of indemnity shall be payable as a result of claims arising under Section 7.1(a) (other than amounts for claims with respect to breaches of representations, warranties and covenants contained in Sections 2.7, 2.12, 2.18(k), 2.21, 2.23, 4.1(k) and 4.11(b)) or Section 7.2(a) (i) which involve Losses of less than $15,000 individually and (ii) unless and until all Losses in excess of $15,000 for which indemnification has been claimed pursuant to such section exceeds $250,000 in the aggregate, in which event (x) such Indemnified Parties shall be entitled to seek indemnity from the applicable Indemnifying Parties for the aggregate amount of all Losses in excess of $250,000 previously incurred and (y) all Losses incurred thereafter without regard to amount.

         (b) The maximum aggregate liability of the Sellers on the one hand and the Purchaser on the other under this Article 7 shall not exceed $8,000,000 (the "Cap"), except for claims for indemnification made by Purchaser described in
Section 4.11(b), Section 7.1(a) (with respect to breaches of representations, warranties and covenants contained in Sections 2.7, 2.12, 2.18(k), 2.21, 2.23 and 4.1(k)) and Section 7.1(c), to which such Cap shall not apply. In the event any amounts held under the Escrow Agreement are released to the Sellers, then the Cap shall be reduced by an amount equal to the amount so released.

         7.4 Survival of Representations and Covenants. The representations and warranties given by the Sellers and the Major Stockholder or the Purchaser and the Parent under this Agreement shall survive the Closing for a period of two
(2) years after the Closing Date, except for the representations and warranties in Sections 2.1, 2.2, 2.3, 2.5, 2.12, 2.16, 2.17, 2.21, 2.23, 2.31, 3.1 and 3.2
which shall survive for the applicable statute of limitations for Purchaser to be liable for the claims underlying the misrepresentation or breach of warranty. All covenants made under this Agreement which are not specifically limited by the provisions of this Agreement shall survive for the applicable statute of limitations.

         7.5 Exceptions to Limitations. Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which Purchaser or the Parent has, or might have, at law, in equity or otherwise, against the Sellers or the Major Stockholder based on the willful breach of a representation, warranty or covenant or willful breach of warranty by the Sellers or the Major Stockholder hereunder.

         7.6 Method of Asserting Claims, Etc. All claims for indemnification under this Article 7 shall be asserted and resolved as follows:

         (a) In the event that any claim or demand for which a party or parties (the "Indemnifying Party") would be liable to another party or parties (the "Indemnified Party") hereunder is asserted against or sought to be collected from the Indemnified Party by a third party, the Indemnified Party shall promptly notify the Indemnifying Party of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"); provided that failure to promptly deliver a Claim Notice shall release the Indemnifying Party of its obligations hereunder only to the extent that it is prejudiced by reason of such delay or failure. The Indemnifying Party shall have thirty (30) days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend such claim or demand by appropriate proceedings, which proceedings shall be settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand (whether by not giving the Indemnified Party timely notice as provided above or otherwise), then (i) the amount of any such claim or demand, or (ii) if the same be contested by the Indemnified Party (but the Indemnified Party shall have no obligation to contest any such claim or demand), that portion thereof as to which such defense is finally unsuccessful, shall be conclusively deemed to be a liability of the Indemnifying Party hereunder, except that if the Indemnifying Party has disputed the liability of the Indemnifying Party to the Indemnified Party hereunder, as provided above, such dispute shall be resolved as provided in Section 9.1.

         (b) If, in the reasonable opinion of the Purchaser, notice of which shall be given in writing to the Sellers, any such claim or demand seeks prospective relief (excluding relief where monetary damages is the sole relief sought) which could have a Material Adverse Effect on the Purchased Assets or the Business, the Purchaser shall have the right to control the defense of any such claim or demand at its sole cost and expense but the amount of such cost and expense and any judgment or settlement shall be included as part of the indemnification obligations of the Sellers hereunder. If the Purchaser should elect to exercise such right, the Sellers shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Sellers. If the Sellers have disputed their liability to the Purchaser hereunder, as provided above, such dispute shall be resolved as provided in Section 9.1.

         (c) In the event the Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from the Indemnified Party by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within twenty (20) days from the receipt of the Claim Notice that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has disputed such claim, as provided above, such dispute shall be resolved as provided in Section 9.1.

         (d) Nothing herein shall be deemed to prevent a party from making a claim hereunder for potential or contingent claims or demands, provided the Claim Notice sets forth in reasonable detail the specific basis for and the then estimated amount of any such potential or contingent claim or demand to the extent then feasible and such party has reasonable grounds to believe that such a claim or demand may be made.

         7.7 Effect of Investigation. Any claim for indemnification under this Agreement shall not be invalid as a result of any investigation by or opportunity to investigate afforded to the Purchaser.

                                   ARTICLE 8
                                  TERMINATION

         8.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

         (a) By written agreement of the parties hereto at any time.

         (b) By the Sellers by notice to the Purchaser at any time, if one or more of the conditions specified in Article 6 hereof is not satisfied at the time at which the Closing Date would otherwise occur or if satisfaction of such a condition is or becomes impossible.

         (c) By the Purchaser, by notice to the Sellers at any time, if one or more of the conditions specified in Article 5 hereof is not satisfied at the time at which the Closing Date would otherwise occur of if satisfaction of such a condition is or becomes impossible.

         (d) By either the Purchaser or the Sellers in the event the Closing shall not have occurred on or prior to March 31, 2002.

Nothing in this Article 8 shall be deemed to excuse any party for a breach of any of its obligations or agreements undertaken or made in this Agreement.

                                   ARTICLE 9
                                  MISCELLANEOUS

         9.1 Arbitration. Except (a) as otherwise provided in Section 1.5 with respect to the Closing Audit (b) as otherwise provided in Section 4.7 with respect to injunctive relief and (c) with respect to any provision that relates to the Purchased Assets of Offray Canada, all disputes among the parties hereunder shall be settled by arbitration before one arbitrator pursuant to the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association in Philadelphia, Pennsylvania; provided, however, that any award pursuant to such arbitration shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. The award rendered by the arbitrator shall be conclusive and binding upon the parties hereto. Nothing herein shall prevent the Purchaser and the Sellers from settling any dispute by mutual agreement at any time. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared.

         9.2 Bulk Sales Law. The Sellers and the Major Stockholder shall cooperate with the Purchaser to ensure that all action is taken as may be necessary or appropriate in order to fully comply with the bulk transfer notification provisions of (i) Section 22(c) of the New Jersey Sales and Use Tax Act, and (ii) the similar provisions of bulk sales laws for any state taxing or other Governmental or Regulatory Authority which may apply to the transactions relating to this Agreement, including Hong Kong.

         9.3 Entire Agreement. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof.

         9.4 Parties In Interest. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other parties, except that the Purchaser may assign this Agreement in whole or in part to any affiliate of the Purchaser or the Parent. This Agreement is intended for the sole benefit of, and is only enforceable by, the parties hereto and their respective successors and permitted assigns, and no right, benefit or remedy of any nature whatsoever is intended to be conferred upon any other person by reason of this Agreement.

         9.5 Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         9.6 Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions of this Agreement and the same shall not be deemed to or constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, subject to Section 7.6 hereof.

         9.7 Expenses. Except as otherwise provided herein, the Sellers, Major Stockholder, the Parent and Purchaser shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel. For purposes hereof, all expenses of the Sellers and the Major Stockholder incurred at any time in connection with the transactions contemplated herein, including fees of legal counsel and accountants and the payments to the Offray Broker, shall be deemed to be expenses of Major Stockholder and shall be paid by the Major Stockholder.

         9.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid, if to Sellers or the Stockholders to:

                   C.M. Offray & Son, Inc.
                   Route 24, Box 601
                   Chester, NJ  07930-0601

                   Attention: Claude V. Offray, Jr.
                   Chairman and President
                   Telecopy: 908-879-8850

        with a copy to:

                    Drinker Biddle & Shanley LLP
                    500 Campus Drive
                    Florham Park, NJ  07932-1047

                    Attention: John Kandravy, Esq.
                    Telecopy:  (973) 360-9831

        if to the Purchaser or the Parent to:

                    Berwick Industries, LLC
                    c/o CSS Industries, Inc.
                    1845 Walnut Street
                    Suite 800
                    Philadelphia, PA  19103-4755

                    Attention: Stephen V. Dubin, Esq.
                               Executive Vice President and General Counsel
                    Telecopy:  (215) 569-9979

        with a copy to:

                    Morgan, Lewis & Bockius LLP
                    502 Carnegie Center
                    Princeton, NJ  08540

                    Attention: Steven M. Cohen, Esq.
                               Telecopy: (609) 919-6639

or at such other address for a party as shall be specified by like notice.

         9.9 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey applicable to agreements made and to be performed wholly within such jurisdiction; except that as any such provision relates to the Purchased Assets of Offray Canada, such provisions shall be governed by the applicable laws of Canada.

         9.10 Public Announcements. Neither the Sellers, the Stockholders nor the Purchaser shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by law or by any stock exchange. If a public statement is required to be made by law or by any stock exchange, the parties shall use reasonable efforts to consult with each other in advance as to the contents and timing thereof.

         9.11 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. This Agreement may be executed by facsimile signatures which signatures shall have the same force and effect as original signatures.

                                   ARTICLE 10
                                   DEFINITIONS

         10.1 Certain Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

         "Acquired Working Capital" means current assets (including cash and marketable securities) minus accounts payable and accrued expenses.

         "Acquired Working Capital on the Balance Sheet" equals $42,352,044.

         "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of a second Person shall be deemed to control that second Person.

          "Agreement" means this Asset Purchase Agreement and all exhibits, schedules and other attachments hereto, as the same shall be amended from time to time in accordance with the terms hereof.

         "August 31 Adjustments" means collectively those items listed in the third column of Exhibit B under the heading "August 31 Adjustments."

          "Benefit Plan" means (a) any pension plan, 401(k) plan, profit-sharing plan, health or welfare plan, and any other employee benefit plan (within the meaning of section 3(3) of ERISA) that is maintained or sponsored by a Seller or to which a Seller contributes or for which a Seller otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, and (b) any other benefit arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits to one or more present or former employees, directors, agents, or independent contractors, that is maintained or sponsored by a Seller or to which a Seller contributes or for which a Seller otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, including, without limitation, employment agreements, severance policies or agreements, executive compensation arrangements, incentive arrangements, sick leave, vacation pay, salary continuation, consulting or other compensation arrangements, workers' compensation, bonus plans, stock option, stock grant or stock purchase plans, insured or uninsured medical coverage arrangement, life insurance, tuition reimbursement programs or scholarship programs, any plans subject to section 125 of the Code, agreements providing post retirement or post employment payments, benefits, or items of value, or and any plans providing benefits or payments in the event of a change of ownership or control.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

         "Capital Leases" means those leases identified as capital leases on
Schedule 2.14.

         "Closing Date Acquired Working Capital" means the Acquired Working Capital reflected on the Closing Date Balance Sheet.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Comparable Employment" means, with respect to an Employee, employment by the Purchaser with a salary, bonus level, commission level and benefits that are in the aggregate comparable to those in effect for the Employee immediately prior to the Closing.

         "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

         "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violation, investigations, complaints, requests for information, proceedings, or other communications (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental or Regulatory Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or non-compliance with or liability under any Environmental Law, (ii) violation of or non-compliance with any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

          "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a Release, threatened or suspected Release of a Hazardous Material.

         "Environmental Law" means any and all federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental or Regulatory Authority, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Hazardous Material Transportation Act 49 U.S.C. ss. 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. ss.136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss. 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. ss. 651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material.

         "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any person that, together with a Seller, is or was at any time treated as a single employer under section 414 of the Code or section 4001 of ERISA and any general partnership of which the Seller is or has been a general partner.

         "Escrow Agreement" has the meaning ascribed to it in the Escrow Agreement.

         "Foreign Employee Agreements" means the employment agreements with N.A. Sutton and Sylvie-Joelle Roche, each as described in Section (a) of Schedule 2.14, and, to the extent assignment is required by law, the arrangements listed under items 18 through 24 on Schedule 2.18.

         "GAAP" means generally accepted accounting principles in the United States, consistently applied throughout the specified period and in the immediately prior comparable period.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include, without limitation, any stock exchange, quotation service and the National Association of Securities Dealers.

         "Hazardous Material" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs);
(B) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any Governmental or Regulatory Authority.

         "Indemnified Party" means any Person claiming indemnification under any provision of Article 7.

         "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article 7.

         "IRS" means the Internal Revenue Service.

         "Knowledge" shall mean, with respect to the Sellers, the collective actual Knowledge, after due inquiry, of Claude V. Offray, Jr. and the officers of each Seller.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political jurisdiction of any Governmental or Regulatory Authority.

         "Material Adverse Effect" means any change, event, condition or development, or group of changes, events, conditions or developments, that either individually or when considered together have had or may reasonably be expected to have a material adverse effect on the Business, the financial condition or combined operating results of the Sellers or the assets and liabilities of the Sellers taken as a whole, but shall exclude any change, event or development resulting from general economic conditions (including, without limitation, changes in interest rates, the equity marked or the bond market) or affecting in general persons engaged in the Business, provided that such exclusion shall not apply for purposes of Sections 5.1 and 5.20.

         "Mexico Location" means that certain facility operated by El Paso Electro Assembly at 650 Henequen Avenue, Juarez, Chihuahua, Mexico.

         "Permitted Encumbrances" means liens for Taxes not yet due and payable and, in addition, with respect to each Real Property, easements, restrictions, covenants and agreements as listed on Schedule 10.1.

         "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Product" or "Products" means the products sold by the Business prior to the Closing and those included as Inventory.

         "Promatrx" means Promatrx, Inc., a New Jersey corporation, substantially all of the capital stock of which is owned by the Major Stockholder which is engaged in the business of developing breast implants composed of narrow fabrics.

         "Qualified Plan" means a Benefit Plan intended to meet the requirements of section 401(a) of the Code.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

         "Separation Payments" means, with respect to any salaried Employee, monetary payments in an amount equal to one week's salary for each year of service of such Employee with the Sellers. "Year of service" shall be calculated as set forth on Schedule 10.2.

         "Site" means any of the real properties currently or previously owned, leased or operated by the Sellers, any predecessors of the Sellers or any entities previously owned by the Sellers, in each case in connection with the Purchased Assets or the Business, including all soil, subsoil, surface waters and groundwater thereat.

         "Specialty Business" has the meaning set forth on Exhibit E.

         "Specialty Products Division" means the division of Offray which is engaged in the Specialty Business.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, or additional amounts with respect thereto due with respect to the Sellers which could result in any lien or encumbrance on the Purchased Assets.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Union Contract" means the Agreement dated as of January 1, 1998 between Offray and the Union of Needle Trades and Industrial Textile Employees and its Local No. 844 covering the production and maintenance employees of Offray employed at its Facility located in Hagerstown, Maryland.

         10.2 Additional Definitions. Each of the following terms is defined in the section of the Agreement indicated below:

       Term                                       Section
       ----                                       -------
       Accounts Receivable                        Section 1.1(a)(ii)
       Allocation Schedule                        Section 1.6
       Andersen                                   Section 1.5(a)
       Assumed Liabilities                        Section 1.4(b)
       Balance Sheet                              Section 2.4(b)
       Business                                   Background
       Cap                                        Section 7.3(b)
       Chester Premises                           Section 1.1(b)(iii)
       Claim Notice                               Section 7.6(a)
       Closing                                    Section 1.2
       Closing Date                               Section 1.2
       Closing Date Balance Sheet                 Section 1.5(a)
       Closing Financial Statements               Section 1.5(a)
       Commitments                                Section 1.1(a)(iv)
       Confidential Information                   Section 4.13
       Consumer Acts                              Section 2.31
       Copyrights                                 Section 1.1(a)(viii)
       Critical Commitments                       Section 5.5
       CVO                                        Introduction
       Employees                                  Section 4.1(a)
       Encumbrance                                Section 2.6
       Escrow Agreement                           Section 1.3(b)
       Excluded Assets                            Section 1.1(b)
       Excluded Employees                         Section 4.1(a)
       Facilities                                 Section 2.12(b)

       Final Auditor                              Section 1.5(a)
       Final Determination                        Section 1.5(a)
       Governmental Licenses                      Section 1.1(a)(ix)
       Hired Employees                            Section 4.1(a)
       Holdback Amount                            Section 1.3(c)
       HSR                                        Section 2.20
       Indemnified Party                          Section 7.6(a)
       Indemnifying Party                         Section 7.6(a)
       Intellectual Property                      Section 1.1(a)(viii)
       ISRA                                       Section 5.4
       ISRA Clearance                             Section 5.4
       Inventory                                  Section 1.1(a)(i)
       Liabilities                                Section 2.5
       License                                    Section 4.11
       Lion                                       Introduction
       Litigation                                 Section 2.15
       Losses                                     Section 7.1
       Major Stockholder                          Introduction
       Marks                                      Section 4.11(a)
       Negative Adjustment                        Section 1.5(b)(ii)
       Notice Period                              Section 7.6(a)
       NJDEP                                      Section 5.4
       Offray                                     Introduction
       Offray Broker                              Section 2.32
       Offray Canada                              Introduction
       Offray Hong Kong                           Introduction
       Offray Ireland                             Introduction
       Offray UK                                  Introduction
       Parent                                     Introduction
       Patents                                    Section 1.1(a)(viii)
       Positive Adjustment                        Section 1.5(b)(i)
       Purchase Price                             Section 1.3
       Purchased Assets                           Section 1.1(a)
       Purchaser                                  Introduction
       Real Property                              Section 1.1(a)(v)
       Real Property Leases                       Section 1.1(a)(vi)
       Retained Liabilities                       Section 1.4(b)
       Sellers                                    Introduction
       Software                                   Section 1.1(a)(viii)
       Specialty Product Channels                 Exhibit E
       Stockholders                               Introduction
       Trademarks                                 Section 1.1(a)(viii)
       Transaction Documents                      Section 2.33
       Transition Services Agreement              Section 5.18
       Uncollected Amount                         Section 4.14(d)
       Vehicles                                   Section 1.1(a)(x)

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                             C.M. OFFRAY & SON, INC.


                             By: /s/ Daniel P. Barron
                                 ----------------------------------------
                                 Name:    Daniel P. Barron
                                 Title:   Vice President, Finance


                             LION RIBBON COMPANY, INC.


                             By: /s/Daniel P. Barron
                                 ----------------------------------------
                                 Name:    Daniel P. Barron
                                 Title:   Vice President, Finance


                             CVO CORPORATION (DELAWARE)


                             By: /s/Daniel P. Barron
                                 ----------------------------------------
                                 Name:    Daniel P. Barron
                                 Title:   Vice President, Finance


                             C.M. OFFRAY LIMITED


                             By: /s/ Daniel P. Barron
                                 ----------------------------------------
                                 Name:    Daniel P. Barron
                                 Title:   Vice President, Finance



                             C.M. OFFRAY EUROPE


                             By: /s/ Daniel P. Barron
                                 ----------------------------------------
                                 Name:    Daniel P. Barron
                                 Title:   Vice President, Finance


                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

                             OFFRAY RIBBON CANADA, INC.


                             By: /s/ Daniel P. Barron
                                 ----------------------------------------
                                 Name:    Daniel P. Barron
                                 Title:   Vice President, Finance


                             C.M. OFFRAY & SON (HONG KONG) LIMITED


                             By: /s/ Daniel P. Barron
                                 ----------------------------------------
                                 Name:    Daniel P. Barron
                                 Title:   Vice President, Finance



                                         /s/Claude V. Offray, Jr.
                                 ----------------------------------------
                                 CLAUDE V. OFFRAY, JR., Major Stockholder


                                         /s/Claude V. Offray, III
                                 ----------------------------------------
                                 CLAUDE V. OFFRAY, III, Stockholder


                                         /s/Denise A. Offray
                                 ----------------------------------------
                                      DENISE A. OFFRAY, Stockholder



                             DAYLIGHT ACQUISITION CORP.


                             By: /s/Christopher J. Munyan
                                 -----------------------------------
                                 Name:    Christopher J. Munyan
                                 Title:   President


                             BERWICK INDUSTRIES LLC


                             By: /s/ Christopher J. Munyan
                                 -----------------------------------
                                 Name:    Christopher J. Munyan
                                 Title:   President


                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT